U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 5)


                               SUMMA METALS CORP.
                 (Name of Small Business issuer in its Charter)

           Nevada                       1041                     88-0315984
  (State or Jurisdiction of   (Primary Standard Industrial    I.R.S. Employer
Incorporation or organization    Classification Code No.     Identification No.

       28281 Crown Valley Parkway, Ste 225, Laguna Niguel, CA, 92677-1461
                                 (949) 348-9749
         (Address and Telephone Number of Principal Executive Offices )

       28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, CA. 92677-1461
                                 (949) 348-9749
     (Address of principal place of business or intended principal place of
                                    Business)

                               Michael M. Chaffee
                      28281 Crown Valley Parkway, Ste 225,
                          Laguna Niguel, CA, 92677-1461
                                 (949) 348-9749
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| __________

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box |_| ___________


                           CALCULATION OF REGISTRATION FEE
============================================================================================================================
Title of                               Amount to                Proposed                 Proposed              Amount of
each Class                             be                       Maximum                  Maximum               Registration
of                                     Registered               Offering                 Aggregate             Fee
Securities                                                      Price Per                Offering
to be                                                           Unit (1)                 Price (1)
Registered
----------------------------------------------------------------------------------------------------------------------------
Units each consisting of one share     510,000                  $6.00                    $ 3,060,000           $  928
of Common Stock $.001 par value,
one Class A Warrant and one Class
B Warrant
----------------------------------------------------------------------------------------------------------------------------
Comnon Stock $.001 par value (2)       510,000                  $8.00                    $ 4,080,000           $1,237
----------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value (3)       510,000                  $7.00                    $ 3,570,000           $1,082
----------------------------------------------------------------------------------------------------------------------------
Total                                                                                    $10,710,000           $3,247
============================================================================================================================

(1) Estimated  solely for the purpose of calculating  the  registration  fee
(2) Issuable upon exercise of the Class A Warrants
(3) Issuable upon exercise of the Class B Warrants

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                               SUMMA METALS CORP.

Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form SB-2) and Form of Prospectus.

Item Number and Caption                        Caption in Prospectus

1.  Front of Registration Statement            Cover Page-Inside Front
         and Outside Front Cover Page          Cover page-Back Cover
         of Prospectus

2.  Inside Front and Outside Back              Inside Front Cover Page
         Cover Pages of Prospectus             Back Cover page

3.  Summary Information and Risk               Summary of Prospectus
         Factors                               Risk Factors

4.  Use of Proceeds                            Use of Proceeds

5.  Determination of Offering Price            Cover Page; Description of Shares

6.  Dilution                                   Dilution

7.  Selling Security Holders                   Not Applicable

8.  Plan of Distribution                       Cover Page; Inside Cover Page;
                                               Offering

9.  Legal Proceedings                          Litigation

10. Directors, Executive Officers              Management
         Promoters and Control Persons

11. Security Ownership of Certain              Principal Shareholders
         Beneficial Owners and Management

12. Description of Securities                  Offering; Description of Shares

13.  Interest of Named Experts and             Legal Matters
         Counsel

14. Disclosure of Commission Position          Indemnification
         on Indemnification for Securities
         Act

15. Organization Within Last Five              Certain Transactions
         Years

16. Description of Business                    Business of the Company

17.  Management's Discussion and               Business of the Company
         Analysis of Plan of Operation

18. Description of Property                    Business of the Company

19. Certain Relationships and                  Certain Transactions
         Related Transactions

20. Market for Common Equity and               Risk Factors
         Related Stockholder Matters

21. Executive Compensation                     Management-Remuneration

22. Financial Statements                       Financial Statements

23. Changes in and Disagreements               Not Applicable
         With Accountants on Accounting
         and Financial Disclosures

                               SUMMA METALS CORP.
                             (A Nevada Corporation)
                              Minimum 130,000 Units
                              Maximum 510,000 Units
                              ---------------------
                          Offering Price $6.00 Per Unit
                          -----------------------------

     Summa Metals Corp. (the "Company") hereby offers a minimum of 130,000 and a maximum of 510,000 Units ("Units") each Unit consisting of one share of the Company's common stock (the "Common Stock" or "Shares") and two redeemable common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants". Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder therof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine. See "Description of Securities".

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO THE POTENTIAL INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS" AND "DILUTION.")

     PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE SHARES OF THE COMPANY, AND THERE CAN BE NO ASSURANCE THAT A PUBLIC MARKET WILL RESULT FOLLOWING THE SALE OF THE SHARES OFFERED HEREBY OR THAT THE SHARES CAN BE SOLD AT OR NEAR THE OFFERING PRICE, OR AT ALL. THE INITIAL PUBLIC OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES DIVISION OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES AND WARRANTS ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

     OFFEREES AND SUBSCRIBERS ARE URGED TO READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY.
--------------------------------------------------------------------------------
                                                 Underwriter  Proceeds to the
                                 Price (1)       Commissions   Company (2)(3)
--------------------------------------------------------------------------------
Price Per Unit                  $     6.00       $     .60       $    5.40
Aggregate
Subscription:
 (130,000 Units
 Minimum)                       $  780,000       $  78,000       $  702,000
 (510,000 Units
 Maximum)                       $3,060,000       $ 306,000       $2,754,000
--------------------------------------------------------------------------------


                The date of this Prospectus is January , 1999.

     1. The offering price of $6.00 per Unit has been arbitrarily determined by the Company. The price per Unit was selected because the Company believes it can sell the Units at that price. The price has no relation to the value of the Company or its assets, or any other established criteria of value. The Units are offered for cash or check only and must be accompanied by a properly completed and executed subscription agreement. (See "OFFERING.")

     A minimum of 130,000 Units are being offered on a "best efforts, all-or-none" basis and an additional 380,000 Units are being offered on a "best-efforts" basis by the Company on the terms described herein under the caption "Offering". There is no assurance that any or all of the Units will be sold. The Offering will commence on the effective date of this Prospectus and continue for a period of 90 days, unless extended by the Company for an additional 90 days, or until completion of the Offering, whichever occurs sooner. All funds received in this Offering will be held in escrow by American Securities Transfer and Trust, Inc. at Union Bank & Trust, 100 Broadway, Denver, Colorado until a minimum of $780,000 has been received, at which time such sum will be paid to the Company. Thereafter, all funds received by the escrow agent will be immediately paid to the Company until a maximum of $3,060,000 has been received or the Offering period expires, whichever first occurs. If a minimum of $780,000 is not received by the expiration of the offering period, all funds will promptly be returned to subscribers without interest or deduction. (See "OFFERING" and "UNDERWRITING.")

     2. The Company has engaged the services of Boe & Company, 3668 So. Jasper St., Aurora, CO 80013, an Underwriter who is a member of the National Association of Securities Dealers, Inc. (NASD) as its agent to sell the Units to the public, and will agree to pay sales commissions equal to 10% of the gross sales price of the Units to said broker-dealer for any Units they may sell. No sales commissions will be paid unless a minimum of 130,000 Units have been subscribed and paid for. For purposes of estimating net proceeds, it is assumed the full 10% commission will be paid on all 510,000 Units.

     3. Before deduction for filing, printing and miscellaneous expenses relating to this Offering, estimated at $8,000.00; legal and accounting fees, estimated at $32,000.00; a possible nonaccountable expense allowance, payable to the Underwriter in an amount equal to 3% of the sales price per Unit, or an aggregate total of $134,800.00, to be paid by the Company out of the proceeds of this Offering.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

     THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON.

     THE COMPANY HAS TAKEN NO STEPS TO CREATE AN AFTERMARKET FOR THE COMMON STOCK OFFERED HEREBY AND HAS MADE NO ARRANGEMENTS WITH BROKERS OR OTHERS TO TRADE OR MAKE A MARKET IN THE COMMON STOCK. AT SOME TIME IN THE FUTURE, THE COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A

MARKET IN THE COMMON STOCK AND TO QUOTE THE COMMON STOCK IN A PUBLISHED QUOTATION MEDIUM. HOWEVER, NO SUCH ARRANGEMENTS HAVE BEEN COMMENCED AND THERE IS NO ASSURANCE THAT ANY BROKERS WILL EVER HAVE SUCH AN INTEREST IN THE COMMON STOCK OR THAT THERE EVER WILL BE A MARKET THEREFOR.

     THE COMPANY WILL PROVIDE AUDITED FINANCIAL STATEMENTS TO ITS SHAREHOLDERS ON AN ANNUAL BASIS AND WILL PROVIDE UNAUDITED FINANCIAL STATEMENTS ON A QUARTERLY BASIS.

     UNTIL_____________________, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     SUBSEQUENT TO THE COMPLETION OF THIS OFFERING, THE COMPANY WILL BECOME SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH, WILL BE REQUIRED TO FILE REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REPORTS AND INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. THE COMPANY INTENDS TO FURNISH ITS SHAREHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS AND WITH ADDITIONAL INFORMATION CONCERNING THE BUSINESS AFFAIRS OF THE COMPANY WHEREVER DEEMED APPROPRIATE BY ITS BOARD OF DIRECTORS.

     CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE LITIGATION REFORM ACT OF 1995:

THIS DOCUMENT SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY, INCLUDING REVENUE PROJECTIONS. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS, ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY", "WILL", "EXPECT", "SHOULD", "ESTIMATE", "ANTICIPATE", "POSSIBLE", "PROBABLE", "CONTINUE, OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS, OR THE NEGATIVE OF THOSE TERMS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS. THEREFORE,
PURCHASERS OF THE ISSUER'S SECURITIES ARE URGED TO CONSULT WITH THEIR ADVISORS (THE OPINIONS OF WHICH MAY DIFFER FROM THOSE SPECIFIED IN THOSE FORWARD-LOOKING STATEMENTS) WITH RESPECT TO THOSE ASSUMPTIONS OR HYPOTHESES.

THE ASSUMPTIONS USED FOR PURPOSED OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT, INCLUDING THOSE REVENUE PROJECTIONS, REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE

EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE REVENUE PROJECTIONS.

IN ADDITION, THOSE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE REVENUE PROJECTIONS, HAVE BEEN COMPILED AS OF THE DATE OF THIS DOCUMENT AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS DOCUMENT. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT, INCLUDING THOSE REVENUE PROJECTIONS, ARE ACCURATE OR THAT THEY WILL BE APPLICABLE TO A PARTICULAR PURCHASER OF THE ISSUER'S SECURITIES. IT IS THE RESPONSIBILITY OF THOSE PERSONS REVIEWING THIS DOCUMENT AND THEIR ADVISORS TO REVIEW THOSE FORWARD-LOOKING STATEMENTS, INCLUDING THOSE REVENUE PROJECTIONS, TO CONSIDER THE ASSUMPTIONS ON WHICH THOSE FORWARD-LOOKING STATEMENTS ARE BASED AND TO ASCERTAIN THEIR REASONABLENESS.

                                TABLE OF CONTENTS
                                -----------------                      PAGE NO.
                                                                       -------
SUMMARY OF PROSPECTUS                                                     1
The Company                                                               1
The Offering                                                              1
RISK FACTORS                                                              2
     Start-up Company                                                     2
     No Known Ore Reserves and Uncertainty in Attaining Successful
        Exploration Results in the Company's Properties                   2
     Uncertainty in Attaining Environmental Permits                       2
     Speculative Nature of the Mineral Exploration Industry               3
     High Risk                                                            3
     Reliance On Outside Financing                                        3
     Dependence on Additional Financing; Risk of Unavailability           4
     Reliance Upon Officers and Directors                                 4
     Dependence on Key Employees                                          4
     Conflicts of Interest                                                4
     Certain Transactions                                                 4
     Control of the Company                                               4
     Benefit to Present Shareholders                                      5
     Dilution; Excessive Burden of Risk                                   5
     Sale of Shares at Substantial Discount                               5
     Possible Rule 144 Sales                                              5
     Markets Uncertain                                                    6
     Industry Conditions                                                  6
     Sensitivity to Economic Conditions                                   6
     Competition                                                          6
     Supply Factors                                                       7
     Insurance; Indemnification                                           7
     No Cash Dividends Paid                                               7
     Arbitrary Determination of Offering Price                            7
     No Present Market for Securities                                     7
     Compliance with "Penny Stock" Rules                                  8
     Issuance of Additional Shares                                        8
     No Commitments to Purchase Shares                                    8
     Government Regulations                                               9

MANAGEMENT OVERVIEW                                                       9
USE OF PROCEEDS                                                          10
DILUTION                                                                 11
CAPITALIZATION                                                           14
SUMMARY FINANCIAL INFORMATION                                            14

OFFERING                                                                 14

     Engagement of the Services of an Underwriter                        14
     Offering Period and Expiration Date                                 15
     Procedures for Subscribing                                          15
     Determination of Offering Price                                     15
     Escrow                                                              16
     Right to Reject                                                     16

         ----------------------------                                 PAGE NO.
                                                                      -------
UNDERWRITING                                                             16
     Proposed Underwriting Agreement                                     16
     Proposed Underwriter Compensation                                   17

BUSINESS OF THE COMPANY                                                  17
     General                                                             17
     Environmental Regulations and Cyclical Metal Prices                 18
     The Exploration Stage                                               19
     Description of Property                                             20
     Government Regulations                                              25
     Employees                                                           26
     Management's Discussion or Plan of Operation                        26

MANAGEMENT                                                               26
     Officers and Directors                                              26
     Background Information                                              27
     Executive Compensation                                              28
     Indemnification                                                     29
     Office Facilities                                                   29

PRINCIPAL SHAREHOLDERS                                                   29
     Future Sales by Present Shareholders                                30

DESCRIPTION OF SECURITIES                                                31
     Units                                                               31
     Common Stock                                                        31
     The Warrants                                                        31
     Non-Cumulative Voting                                               33
     Dividends                                                           33
     Reports to Shareholders                                             33
     Transfer Agent                                                      33

CERTAIN TRANSACTIONS                                                     33
CONFLICTS OF INTEREST                                                    35
LITIGATION                                                               35
ADDITIONAL INFORMATION                                                   35
EXPERTS                                                                  35
LEGAL MATTERS                                                            36
FINANCIAL STATEMENTS                                                     36

SUMMARY OF PROSPECTUS

     THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS, ALL OF WHICH SHOULD BE READ CAREFULLY AND THOROUGHLY.

The Company

     Summa Metals Corp., a Nevada corporation, (the "Company") was formed on March 8, 1994. The Company currently maintains its principal offices at 28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, CA, 92677-1461, and its registered agent's office at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509. The Company is engaged in the business of mineral processing, exploration and mining. (See "BUSINESS OF THE COMPANY.")

     The Company has a limited operating history. There is no assurance that the Company will be successful in raising the capital or in developing the properties. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY"). The proceeds from the sale of Shares offered hereby will enable the Company to continue its exploration on the properties, assess and acquire new properties, and generally develop and expand its business. (See "BUSINESS OF THE COMPANY", "CERTAIN TRANSACTIONS", "RISK FACTORS" and "USE OF PROCEEDS.")

     Messrs. Chaffee, Baptista and Popkoff, the Company's current officers, directors and principal shareholders, may be deemed to be "parents" and "promoters" of the Company. (See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS.")

The Offering

Securities Offered: A minimum of 130,000 and a maximum of 510,000 Units of Common Stock, par value $.001. (See "OFFERING.")

Offering Price per Unit:  $6.00 (See "OFFERING.")

Offering: The Units are being offered for a period not to exceed 90 days. Such period may be extended by the Board of Directors for an additional 90 days. (See "OFFERING.")

Net Proceeds: Approximately $638,000 (Minimum) $2,622,000 (Maximum) (See "USE OF PROCEEDS.")

Use of Proceeds: To be used for offering expenses, exploration, drilling and working capital. (See "USE OF PROCEEDS.")

Number of Shares:  Outstanding
                   Before the Offering: 4,555,000
                   After the Offering:  4,685,000 (Minimum)
                                        5,065,000 (Maximum)

(See "OFFERING" and "DESCRIPTION OF SHARES.")

                                  RISK FACTORS
                                  ------------

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING THE COMPANY CONTAINED IN THIS PROSPECTUS, INVESTORS SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SECURITIES OFFERED HEREBY. THE FOLLOWING RISK FACTORS ARE NOT EXHAUSTIVE, BUT ARE MERELY ILLUSTRATIVE, OF THE SUBSTANTIAL RISKS INVOLVED IN AN INVESTMENT OF THIS NATURE.

1.  Start-up Company.

     The Company has only been in business for a short period of time and has engaged in limited business since its inception. There is no assurance that the Company will be successful in raising the funds or, if the funds are raised, there is no assurance that the Company will be able to develop the properties, or that the properties will be profitable if and when developed. The Company anticipates being able to sustain operations for a period of at least twelve months after receipt of the minimum proceeds ( and twenty-four months after receipt of the maximum proceeds) of this Offering, without being compelled to seek additional funds to continue exploration of its current properties. (See "MANAGEMENT","CERTAIN TRANSACTIONS" and "BUSINESS OF THE COMPANY").

2. No Known Ore Reserves and Uncertainty in Attaining Successful Exploration Results in the Company's Properties.

     A portion of the proceeds of this Offering will be used to explore properties which the Company reasonably believes have potential mineral deposits. The properties which the Company has targeted are in the exploration stages. In general, the exploration work has included research of historical data, geological mapping, geological sampling, geophysical surveys and minor excavation and repairs. During the exploration stage, the Company seeks to determine if any mineral resources do, in fact, exist and then will further determine if the Company can economically develop the same. Although Management believes there is a sufficient basis to engage in exploration on the properties that it has targeted for exploration, there is absolutely no assurance that such exploration will result in the discovery of known ore deposits. The Company does not claim that known ore deposits exist on any of the properties which it is going to explore. No ore bodies have yet been located and/or identified, and there can be no assurance that any will be discovered. Further, there can be no assurance that, in the event the Company is able to prove such deposits in the future, it will have the financial resources to extract, concentrate, or deliver for sale, any significant amounts of gold, silver, copper, or any other commercially viable deposits. The shares offered herein have a real value only in the event significant bodies of commercial ore are proven. (See "BUSINESS OF THE COMPANY".)

3.  Uncertainty in Obtaining Environmental Permits.

     The Company does not currently have any permits that may be required by the various federal, state and local mining and environmental agencies to begin work on any of its properties. While the Company has had preliminary conversations with certain controlling agencies, and has been given general support for its concepts in developing the properties, there can be no assurance that the Company will be successful in obtaining such permits. (See "BUSINESS OF THE COMPANY".)

4.  Speculative Nature of the Mineral Exploration Industry.

     Gold, silver and strategic metals exploration is highly speculative in nature, involving many risks which even a combination of scientific knowledge and experience frequently cannot overcome, often resulting in unproductive efforts. Further, the market price of gold, silver and strategic metals is quite volatile and beyond the control of the Company. If the price of any of these precious metals drops dramatically, the Company's exploration efforts, which have been limited and have not, to date, been profitable, could be further reduced or continue to be rendered uneconomical. The degree of speculation is further magnified when a company is in the exploration stages and is operating at a loss, as has been the case with the Company. While Management believes the funds from this Offering will be sufficient to reach its exploration and development objectives, there can be no assurance that it will be successful, that any production will be obtained, or that production, if obtained, will be profitable. In any such event, any investment in the Shares of this Offering would be extremely risky and, where, as here, the mining exploration is poorly financed, the risks become even higher and the most common result would be a loss of the shareholder's entire investment. (See "BUSINESS OF THE COMPANY", "MANAGEMENT" and "FINANCIAL STATEMENTS".)

5.  High Risk.

     An investment in the shares offered hereunder involves an extremely high degree of risk. A prospective investor should, therefore, be aware that in the event the Company's exploration is not successful, any investment in the Company's Common Stock may be entirely lost and the Company may be faced with the possibility of liquidation. In the event of liquidation, the existing shareholders would, to the extent that assets would be available for distribution,  receive  a  disproportionately  greater  share of the  assets  in relation to their cash investment in the Company than would the public shareholders, in that holders of Common Stock are entitled to share on a pro rata basis in the assets, if any, of the Company that would be available for distribution. (See "BUSINESS OF THE COMPANY", "DILUTION" and "PRINCIPAL SHAREHOLDERS".)

6.  Reliance on Outside Financing.

     The Company believes that the minimum proceeds of this Offering will provide sufficient cash to fund its operations and current obligations for the next twelve months. Should the Company expand its operations and/or make acquisitions that would require funds in addition to the funds received in this Offering, it may have to seek additional debt or equity financing. There can be no assurance that such financing would be available on terms acceptable to the Company, as and when needed. Since its inception, the Company's operations have been financed, in part, through private sales of the Company's securities, and the balance of financing was obtained through a loan. (See "CERTAIN TRANSACTIONS".)

7.  Dependence On Additional Financing/Risk of Unavailability.

     The continued operation of the Company will be dependent upon its ability to generate revenues from its current operations/properties and/or obtain further financing, if and when needed, through borrowing from banks or other lenders or equity funding. There is no assurance that sufficient revenues can be generated or that additional financing will be available, if and when required, or on terms favorable to the Company. (See "USE OF PROCEEDS.")

8.  Reliance Upon Officers and Directors.

     The Company is wholly dependent, at present, upon the personal efforts and abilities of its officers and directors. While the Company will solicit business through its officers and directors, there can be no assurance as to the volume of business, if any, which the Company may obtain, or that its operations will prove to be profitable. Of the three officers and directors of the Company, Mr. Chaffee and Mr. Baptista will devote full time to the Company's business. (See "MANAGEMENT" and "CERTAIN TRANSACTIONS.")

9.  Dependence on Key employees.

     The success of the Company is dependent, in large part, on the active participation of Messrs. Chaffee and Baptista, its officers and directors, who are also its key employees. The loss of their services would materially adversely affect the Company's business and future success. The Company does not have any employment agreements with either Mr. Chaffee or Mr. Baptista nor does it have any key-man life insurance in effect at the present time; however, it is seeking information and quotations regarding the same and may obtain such coverage, if the cost thereof is reasonable. (See "MANAGEMENT.")

10. Conflicts of Interest.

     The Company anticipates obtaining certain of its products and services from companies of which a former officer, director and principal shareholder is an officer, director and/or principal shareholder. All such products and services will be obtained by the Company at rates and on conditions competitive in the marketplace and favorable to the Company. (See "CERTAIN TRANSACTIONS.")

11. Certain Transactions.

     The Company has previously engaged, and will continue to engage in certain transactions with a former officer, director and principal shareholder, and will endeavor to insure that such transactions will be as favorable to the Company as comparable arm's-length transactions would be. (See PRINCIPAL SHAREHOLDERS", "CERTAIN TRANSACTIONS" and "FINANCIAL STATEMENTS.")

12. Control of the Company.

     Upon the sale of all the Shares offered hereby, the present shareholders of the Company will continue to control the Company and will be able to elect a majority of the Board of Directors and, thereby, control the business operations and policies of the Company. (See "PRINCIPAL SHAREHOLDERS" AND "DILUTION.")

13. Benefit to Present Shareholders.

     Following the successful completion of this Offering, the present shareholders of the Company will own approximately 97% (minimum) or 90% (maximum) of the outstanding Common Stock. The majority of the present shareholders purchased their shares at prices substantially below the price at which Shares are offered hereunder. Therefore, the present shareholders will experience an immediate increase in the net tangible book value of their securities, while the purchasers of Shares in this Offering will experience an immediate dilution in the value of their securities. (See "PRINCIPAL SHAREHOLDERS" and "DILUTION.")

14. Dilution: Excessive Burden of Risk.

     The present shareholders of the Company acquired their shares at a cost less than that which the purchasers hereunder will pay for their Shares. Accordingly, an investment in the Common Stock of the Company by the Subscribers will result in the immediate dilution of the net tangible book value of their Shares. Subscribers purchasing Shares hereunder will bear a risk of loss, while control of the Company will effectively remain in the hands of the present shareholders. (See "DILUTION" and "PRINCIPAL SHAREHOLDERS.")

15. Sale of Shares at Substantial Discount.

     Based on the serious financial condition of the Company and its compelling need to raise money to continue its business operations and remain viable until approval of this Registration Statement and sale of the Units being sold herein, the Company was compelled to sell a large number of its shares of restricted Common Stock for a small amount of money in order to continue its existence. (See "PRINCIPAL SHAREHOLDERS", "DILUTION" and "CERTAIN TRANSACTIONS.")

16. Possible Rule 144 Sales.

     A total of 4,555,000 shares of the Company's Common Stock have been issued by the Company prior to this Offering and 1,250,000 of those shares are held by persons who are, or were, officers, directors and control persons, who hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). These securities may only be sold in compliance with Rule 144, which provides, in essence, that a person (or persons whose shares are aggregated) beneficially owning restricted securities for a period of one year may sell, every three months, in brokerage transactions, a number of shares equal to the greater of one percent of the total number of the Company's then outstanding shares of Common Stock or the average weekly trading volume in the Company's Common Stock during the preceding four calendar weeks. 2,275,000 of the shares presently outstanding were issued between March and June, 1994; 2,280,000 of the shares presently outstanding were issued in March, 1995. The possible sale of these restricted shares under Rule 144, may, in the future, have a depressive effect on the price of the Company's Common Stock in the over-the-counter market, assuming there is such a market, of which there can be no assurance.

Furthermore, persons holding restricted securities for two years who are not "affiliates" of the Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any limitations on the number of shares sold. Notwithstanding the foregoing, shareholders holding 4,300,000 Shares (constituting 94.4% of the Company's issued and outstanding stock) have executed "Lock-up" Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their Shares for a period of twelve (12) months from the effective date of the Offering. (See "PRINCIPAL SHAREHOLDERS -FUTURE SALES BY PRESENT SHAREHOLDERS" and "DILUTION RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE.")

17. Markets Uncertain.

     Despite the business experience of the officers, directors and principal shareholders of the Company, there can be no assurance that the mining properties acquired by the Company will be productive and/or profitable, or that such production and/or profitability will be sufficient to permit the Company to be successful in the future or to expand or continue to operate. The mineral exploration and development business is directly linked to the price of and market for precious metals and, if there were a drastic reduction in such prices and/or market, the Company's business could be significantly impacted. (See "MANAGEMENT" and " BUSINESS OF THE COMPANY.")

18. Industry Conditions.

     The mineral exploration, processing and mining industry is directly linked to the price and sale of precious metals and is, therefore, highly subject to change. Assuming there were a drastic reduction or increase in the price and or sale of precious metals, the Company's business could be significantly impacted. There can be no assurance that the volume of production and/or sales that the Company projects will be established, continue or grow in the future. The Company's limited operating history and limited financial resources could result in its being unable to respond quickly to market changes which may have an adverse effect on the Company's revenues and earnings. (See "BUSINESS OF THE COMPANY.")

19. Sensitivity to Economic Conditions.

     The continued existence of the Company is highly dependent upon the condition of the mineral exploration and development industry. The economic viability of that market, in turn, is highly dependent on, among many other factors, including political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on the Company's operations. (See "BUSINESS OF THE COMPANY.")

20. Competition.

     There is intense competition in the mineral exploration and development industry in which the Company operates. Many of the Company's competitors have greater financial and other resources, better distribution networks or greater name recognition than the Company. There can be no assurance that the Company will be able to successfully compete in this industry. (See "BUSINESS OF THE COMPANY.")

21. Supply Factors.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies of certain products which the Company may use in its operations. There can be no assurance the Company will be able to obtain certain products and materials which it requires, without interruption, or on terms favorable to the Company. (See "BUSINESS OF THE COMPANY.")

22. Insurance; Indemnification.

     The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming it obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products. Any such liability which might arise could be substantial and may exceed the assets of the Company. However, the Articles of Incorporation and By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable. (See "FINANCIAL STATEMENTS" and "BUSINESS OF THE COMPANY.")

23. No Cash Dividends Paid.

     No cash dividends have been paid on the shares of the Company to date, nor is it anticipated that any such dividends will be paid to shareholders in the foreseeable future. Any income received from operations will be reinvested and devoted to the Company's future operations and/or to expansion. (See "DESCRIPTION OF SECURITIES.")

24. Arbitrary Determination of Offering Price.

     The offering price of the Units being offered hereunder was determined arbitrarily by the Company. Such offering price should not be considered an indication of, nor was it based upon, the actual value of the Company and the offering price may bear no direct relationship to the book value, assets or earnings of the Company, or any other recognized criteria of value. (See "OFFERING.")


25. No Present Market for Securities.

     There is presently no market for the Company's securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in the Company's Common Stock may be highly liquid and without a market value. (See "OFFERING.")

26. Compliance with "Penny Stock" Rules.

     Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a) a reported security (i.e., listed on certain national securities exchanges); b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on NASDAQ; d) a security of an issuer that meets certain minimum financial requirements, i.e., "net tangible assets" in excess of $2,000,000 (if the issuer has been continuously operating for less than three years) or $5,000,000 (if the issuer has been continuously operating for more than three years), or "average revenue" of at least $6,000,000 for the last three years); or e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1, if the Company's Common Stock sells below $5.00 per share, the Company's Common Stock will fall within the definition of "penny stock."

     If the Company's Common Stock is deemed to be a penny stock, trading therein will be subject to the requirements of Rule 15g-9 and Section 15(g) under the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell non-exempt securities to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Pursuant to Section 15(g) and related Rules, brokers and/or dealers, prior to effecting a transaction in penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock, e.g., price quotes and broker-dealer and associated person compensation. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. The foregoing requirements will most likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

27. Issuance of Additional Shares.

     Assuming sale of all Units offered hereby, there will still be 19,945,000 shares (assuming a minimum subscription) or 19,445,000 shares (assuming a maximum subscription) of Common Stock which the Board of Directors will have authority to issue. The issuance of any such shares to persons other than the public investors herein will reduce the amount of control held by the public investors following this Offering and may result in a dilution of the book value per share. There are presently no commitments, contracts or intentions to issue any additional shares to any persons other than as set forth herein. (See "DILUTION.")

28. No Commitments to Purchase Units.

     There is no commitment of any kind on the part of anyone to purchase all or any part of the 510,000 Units being offered hereby; consequently, the Company can give no assurance that all or any part of the Units will be sold. However, the escrow arrangements provide that unless 130,000 Units are sold and $780,000 is raised within 90 days from the date of this Prospectus, unless extended at the discretion of the Company for an additional 90 days, the proceeds will be returned in full to the subscribers, without any interest thereon or deductions therefrom. Thus, an investor could invest money in the Company for as long as 180 days, through the subscription for Units hereunder, and have the money returned without interest.

29. Government Regulations.

     The Company will be subject to all governmental rules, laws and regulations relating to the mining industry, both in the U.S. and Mexico, where its current properties are located, and fully intends to comply therewith. However, there is no assurance the governmental agencies having jurisdiction over the Company, its operations and properties, may enact laws, rules and/or regulations in the future which may have an adverse impact on the Company. (See "BUSINESS OF THE COMPANY.")

                               MANAGEMENT OVERVIEW
                               -------------------

     All of the Company's current activities are in the exploration stage. The Company seeks to identify properties that demonstrate the presence of economically viable mineral deposits. The Company will concentrate on properties that it believes may contain commercially recoverable values of Silver, Copper, Cobalt and Gold in both the United States and Mexico. If any such property is identified, the Company will initiate the exploration process. (See "BUSINESS OF THE COMPANY")

     The first business operations of the Company will consist of performing a preliminary evaluation on each property to provide the Company with sufficient information to determine the merits, if any, of each property. This first phase of evaluation will consist of gathering information relative to the perceived economic value of each property, the anticipated costs to develop the property (including permitting and environmental costs), and the estimated amount of time which will be needed to reach a positive cash flow status for each property. In the event any of the properties appear to warrant further consideration, the Company must then prioritize each proposed site development plan (Plan of Operations) and allocate the funds necessary to execute the same, including a substantial contingency reserve. The Company must then submit the Plan of Operations to the appropriate environmental agencies for approval, of which there can be no assurance. (See "RISK FACTORS-Uncertainty in Attaining Environmental Permits", "RISK FACTORS-Government Regulations" and "BUSINESS OF THE COMPANY".)

     The first project the Company intends to develop will be the Deep Gold Mine located in Inyo County, California, assuming, of course, that viable deposits are identified during the exploration process on the property and that the Company is able to meet federal, state and local mining and environmental requirements for the property, of which there can be no assurance. (See RISK FACTORS-Uncertainty in Attaining Environmental Permits", "RISK FACTORS-Government Regulations" and "BUSINESS OF THE COMPANY".) The Company has determined that, if viable deposits are identified at the Deep Gold Mine, and assuming favorable regulatory reviews, the materials would be easy to access and process using existing technology and equipment. Depending on the results of the exploration process at the Deep Gold Mine, the Company may, at that time, postpone the exploration of its other properties to insure sufficient financial resources are available to complete development of the Deep Gold Mine.

                                 USE OF PROCEEDS
                                 ---------------

     As set forth below, the Company estimates the net proceeds from this Offering will be approximately $638,600, assuming a minimum subscription, or $2,622,000, assuming a maximum subscription, after deducting $78,000, assuming a minimum subscription, or $306,000, assuming a maximum subscription, for sales commissions and $40,000 for estimated offering expenses, including legal and accounting fees. The proceeds from this Offering are expected to be disbursed, in the priority set forth below, during the first 12 months after completion of this Offering; however, not having completed the Phase I property evaluations on any property, the Company reserves the right to amend, in its discretion, the proposed Use of Proceeds pending the results of such evaluations.

     The following projections assume that viable deposits will be located on properties which the Company has targeted for exploration, that it will be economically feasible to process the materials, and that the mineralization is of the type that will lend itself to the Company's proposed extraction techniques. None of these assumptions have been proven, however, and there can be no assurance that they will be proven on any property until the Phase I property evaluations have been completed.

                                                     Minimum                             Maximum
Description                                        Subscription                        Subscription
-----------                                        ------------                        ------------
Total Proceeds                                       $780,000                           $3,060,000

Offering Expenses:
Sales Commissions (1)                                  78,000                              306,000
Non-Accountable Expense
  Allowance (2)                                        23,400                               91,800
Legal and Accounting Fees
  and Offering Expenses (3)                            40,000                               40,000
                                                     --------                            ---------
Net Proceeds                                         $638,600                           $2,622,200


                                                                       % of Net                                   % of Net
                                                                       Proceeds                                   Proceeds
Exploration                                          $ 50,000            7.83           $  360,000                 13.72
Administrative and Salaries                           220,000           34.45              220,000                  8.40

Indirect Expenses:
  Insurance                                            14,000            2.20               28,000                  1.07
  Bonding                                              10,000            1.57               20,000                   .76
Repay Loans (4)                                        30,000            4.70               30,000                  1.14
Working Capital(5)                                    314,600           49.25            1,964,200                 74.91
---------------                                      ---------          -----            ---------                 -----
Total Net Proceeds                                   $638,600            100%           $2,622,200                  100%



(1) Assumes that an underwriters' commission of 10% will be paid on all Shares sold. (See "UNDERWRITING" and "OFFERING.")

(2) Assumes that a non-accountable expense allowance may be paid to the underwriter equal to $23,400 in the event of a minimum subscription or $91,800 or in the event of a maximum subscription.

(3) The organizational and offering expenses, including accounting, legal, printing, clerical and other expenses, and registration and filing fees, are estimated to total $40,000.

(4) On March 7, 1995, the Company entered into a Loan Agreement with C.W. and Neva B. Lewis, unrelated third parties, wherein the Lewis' advanced $20,000 in cash to the Company. In consideration for the loan, the Company agreed to pay the Lewis' $50,000 from the proceeds of this Offering. In addition, the Company sold them 30,000 shares of restricted Common Stock of the Company at par value for a total consideration of $30. The $20,000 loan was used as partial payment for the contract deposit of the Big Mike property. Subsequent to December 31, 1997, $20,000 was paid to Lewis, reducing the balance due from the proceeds of the offering to $30,000. (See "CERTAIN TRANSACTIONS.")

(5) Assuming receipt of the minimum subscription, the Company intends to utilize working capital proceeds to complete Phase 1, Phase 2 and Phase 3 Exploration on the Deep Gold project, and Phase 1 and Phase 2 on the Gold Spur project, which the Company estimates will cost approximately $200,000 and $115,000 respectively. Additional working capital funds in excess of the minimum subscription will be applied to building a prototype plant operation at the Deep Gold Project (approximately $500,000) and/or complete Phase 3 Exploration of the Gold Spur Project (approximately $100,000), assuming Phase 1 and 2 Exploration results warrant such expenditure. Additional working capital funds will be utilized for evaluation of the Promontorio project (approximately $125,000). Utilization of any funds in excess of those amounts will depend largely on the results of the exploration phases of the Deep Gold and Gold Spur projects. In the event such projects prove to be viable, working capital will be expended on additional equipment necessary to develop the projects, salaries for additional personnel, consulting fees for outside consultants and for general operation of the Company. The amounts of such expenditures cannot be readily estimated at this time, as they are entirely dependent on the results of the preliminary explorations.

    While the Company currently intends to utilize the proceeds of this Offering substantially in the manner set forth above, the Company reserves the right to reassess and reassign such use if, in the judgement of the Board of Directors, such changes are necessary or advisable in the circumstances. At present, no material changes are contemplated, however, working capital could be used to acquire other mining properties or interests therein. The Company does not know of any such properties nor is there any assurance that any such properties could be acquired with the limited funds in working capital it will have available. Should there be any material changes in the Company's use of proceeds in connection with this Offering, it will issue a post effective amendment to its Registration Statement to reflect such change.

     Until used, the working capital proceeds will be invested in certificates of deposit or U.S. Treasury Notes.

                                    DILUTION
                                    --------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after the completion of this Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the Company's total assets. Dilution arises mainly from the arbitrary decision by the Company to establish the offering price of the Shares offered hereunder based on market factors rather than book value considerations

     In addition, it is important to note that the present shareholders of the Company's Common Stock acquired their shares at a price substantially lower than the Offering price due to the Company's need to acquire working capital during the past two years. The present shareholders, therefore, will incur an immediate substantial increase in the price which they paid for their shares and the purchasers of shares in the Offering will incur an immediate substantial dilution in the price which they pay for their shares.

      As of September 30, 1998, the net tangible book value of the shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was ($300,877) or ($.07) per share based upon 4,555,000 shares outstanding at that time.

     Upon completion of this Offering, but without taking into account any change in such net tangible book value after completion of this Offering, other than that resulting from the sale of the Shares offered hereby, the net tangible book value of the 4,685,000 shares, based upon a minimum subscription (or 5,065,000 shares, based upon a maximum subscription) to be outstanding will be approximately $479,123, based upon a minimum subscription (or $2,759,123, based upon a maximum subscription), or approximately $.11 per Share, based upon a minimum subscription (or $.54 per Share, based upon a maximum subscription). Accordingly, the net tangible book value of the Shares held by the present shareholders of the Company (i.e., 4,555,000 Shares) will be increased by $.18 per Share, based upon a minimum subscription (or increased by $.61 per Share, based upon a maximum subscription), without any additional investment on their part and the purchasers of the Shares offered hereby will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $6.00 per Unit) of approximately $5.89 per Share, based upon a minimum subscription (or $5.46 per Share, based upon a maximum subscription).

     After completion of this Offering, the purchasers of the Shares offered hereby will own approximately 3% (10%) of the total number of shares then outstanding, for which they will have made a cash investment of $780,000, based upon a minimum subscription (or $3,060,000, based upon a maximum subscription), or $6.00 per share. The current shareholders of the Company will own approximately 97% (90%) of the total number of shares then outstanding, for which they have made actual cash contributions of $4,555, or $.001 per share.


    The following table sets forth a comparison of the respective investments of the current shareholders and the public investors, assuming both a minimum and maximum subscription.

                              PRESENT SHAREHOLDERS
                              --------------------

                                Minimum Subscription    Maximum Subscription
                                --------------------    --------------------

Price Per Share                      $     .001              $     .001


Net Tangible Book
Value per Share                      $     (.07)             $     (.07)
before Offering

Net Tangible Book
value per Share                      $      .11              $      .54
after Offering

Increase to present
Shareholders in
net tangible book
value per share due
to Offering                          $      .18              $      .61

Capital
 contributions                       $    4,555              $    4,555

Number of Shares
outstanding
before Offering                       4,555,000               4,555,000

Number of Shares
 outstanding
After Offering                       4,555,000              4,555,000

Percentage of ownership
after the Offering                      97%                    90%

                                PUBLIC INVESTORS
                                ----------------

                                Minimum Subscription    Maximum Subscription
                                --------------------    --------------------
Price per Share                    $      6.00             $     6.00


Dilution per Share                 $      5.89             $     5.46


Capital contributions              $   780,000             $3,060,000

Number of Shares after
the Offering held by the
Public Investors                       130,000                510,000

Percentage of ownership
after the Offering                          3%                    10%

     All 4,555,000 of the Company's currently outstanding shares of Common Stock are "restricted securities" which, in the future, may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, if available. Rule 144 currently provides, in essence, that persons holding restricted securities for a period of one year may each sell, every three months, in brokerage transactions, a number of shares equal to one percent of the aggregate number of the Company's outstanding shares, and after two years, persons other than "affiliates" of the Company, may sell shares without any volume restrictions. However, holders of 4,300,000 shares of the Company's currently outstanding shares (constituting 94.4% of such shares) have executed "Lock-up" Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their shares for a period of twelve (12) months from the effective date of this Offering.

     Sales of shares (a) held by present shareholders, after applicable restrictions expire; and (b) offered in this Offering, which would be immediately resalable, may have a depressing effect on the price of the Company's shares in any market that may develop. (See "DILUTION.")

                                 CAPITALIZATION
                                 --------------


     The following table sets forth the capitalization of the Company as of September 30, 1998, and as adjusted to reflect the sale of the minimum (maximum) Shares offered hereby and the application of the net proceeds therefrom. (See "FINANCIAL STATEMENTS.")

                               Present                As Adjusted
                               -------          ------------------------
                                                (Minimum)      (Maximum)
 Common Stock:
 25,000,000 Shares
 authorized, par value
 $.001; 4,555,000
 issued and outstanding      $   4,555         $    4,685     $    5,065
 Shareholders' Equity:      ($ 300,877)        $  479,123     $2,759,123

 SUMMARY FINANCIAL INFORMATION

 BALANCE SHEET DATA:                              September 30, 1998

 Current Assets                                       $  52,165
 Current Liabilities                                  $ 521,988
 Total Assets                                         $ 221,111
 Shareholders' Equity                                 $(300,877)


                           (See "FINANCIAL STATEMENTS)

                                    OFFERING
                                    --------

Engagement of the Services of an Underwriter:

     The Company has engaged the services of an underwriter who is a member of the National Association of Securities Dealers, Inc. ("NASD") to offer its Units directly to prospective investors on a "best-efforts, all-or none" basis as to a minimum of 130,000 Units and on a "best-efforts" basis as to an additional 380,000 Units.

     The Company has agreed to pay a sales commissions equal to 10% of the gross sales price of the Units to such underwriter for any Units it may sell, plus a nonaccountable expense allowance of 3% of the gross proceeds and Warrants equal to 10% of the shares sold to the public. However, no sales commissions or expense allowance will be paid unless a total of 130,000 Units have been subscribed and paid for.

     The Units will be offered by the Company subject to prior sale and subject to approval of certain legal matters by the Company's legal counsel. The Company reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

     A total of 2,050,000 shares of the Company's Common Stock were issued to two persons who were officers, directors and control persons of the Company, in

April, 1994 and a total of 2,505,000 shares were issued to unrelated third parties in March, 1994 and March, 1995. Such shares are all "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended, and under such Rule, may not be sold for a period of at least two years from acquisition thereof. However, as indicated above, holders of 4,300,000 shares (constituting 94.4% of the Company's outstanding shares) have executed "Lock-up" Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their shares for a period of twelve (12) months from the effective date of the Offering. (See "CERTAIN TRANSACTIONS.")

     Prior to this Offering, there has been no market for the Company's Shares. Consequently, the offering price has been determined arbitrarily by the Company and should not be considered an indication of the actual value of the Company's Shares. There can be no assurance that the Common Stock offered hereby can be resold at the offering price, or at all. Nor can there be any assurance that any public market for the Company's Common Stock will develop. It is anticipated that the Shares will trade in the over-the counter market.

Offering Period and Expiration Date

     This Offering will commence on the date of this Prospectus and continue for a period of ninety (90) days, unless extended, by the Company for an additional ninety (90) days, or unless this Offering is completed or otherwise terminated by the Company (the "Expiration Date").

Procedures for Subscribing

     Each investor subscribing for any of the Shares offered hereby will be required to execute a Subscription Agreement and tender it, to the Underwriter, together with a check or certified funds payable to the Escrow Agent, for acceptance or rejection of their subscription.

Determination of Offering Price

     The public offering price of the Shares has been determined arbitrarily by the Company. The price does not bear any relationship to the Company's assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares of Common Stock to be offered and the offering price, the Company's capital structure, financial condition, prospects for the Company and the industry in general, and the general condition of the securities market were considered by the Company. Accordingly, the offering price should not be considered an indication of the actual value of the Company's securities.

Escrow

     Proceeds from the subscription for Units will be transmitted by noon of the next business day after receipt by the Underwriter to be deposited in a special account at Union Bank & Trust, 100 Broadway, Denver, Colorado, until a minimum of 130,000 Units have been sold, at which time the proceeds will be paid to the Company by the Underwriter from time to time as received. Thereafter, proceeds will be paid directly to the Company until a maximum of 510,000 Units have been sold or the offering period expires, whichever first occurs. If 130,000 Units are not sold by the Expiration Date, or any extension thereof, or if this Offering is terminated sooner, all funds which have been received will be promptly returned to the subscribers without interest or deduction.


     All checks for subscriptions should be made payable to Union Bank & Trust Company/Summa Metals Corp. Escrow Account.


Right to Reject

     The Company shall have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions shall be returned immediately to the investors without interest or deduction. Subscriptions for securities shall be accepted or rejected within 48 hours after receipt thereof by the Company.

                                  UNDERWRITING
                                  ------------

Proposed Underwriting Agreement


     The Company has entered into an Underwriting Agreement (the "Underwriting Agreement") with Boe & Company, a member of the National Association of Securities Dealers ("NASD") as its agent to publicly offer and sell a minimum of 130,000 Units on a "best-efforts, all-or-none basis" up to a maximum of 510,000 Units on a "best-efforts basis" at a public offering price of $6.00 per Unit, for a total maximum offering of $3,060,000. If a total of 130,000 Units is not sold within 90 days from the commencement of the Offering, which period may be extended for an additional period of up to 90 days upon the mutual consent of the Company and the Underwriter, all proceeds received would be promptly refunded to subscribers in full, without interest or deductions for commissions or expenses. All proceeds from the sale of the Units will be payable to "Union Bank & Trust Company/Summa Metals Corp. Escrow Account", and will be deposited in an escrow account maintained at Union Bank & Trust by American Securities Transfer & Trust, Inc. as Escrow Agent (the "Escrow Agent"), pursuant to an Escrow Agreement among the Company, the Underwriter and the Escrow Agent.


Proposed Underwriter Compensation

     The Underwriting Agreement further provides that, subject to the sale of a minimum of 130,000 up to a maximum of 510,000 Units offered hereby, the Underwriter will receive (a) a cash commission of 10% of the gross price of each Unit it sells (i.e. $.60 per Unit, or a total of $78,000.00, assuming a minimum subscription, or $306,000.00, assuming a maximum subscription) and (b) a non-accountable expense allowance of 3%, and warrants to purchase additional shares (without underlying warrants) in the amount of 10% of the number of Units sold to the Public by the Underwriter. (SEE "UNDERWRITERS AGREEMENT") Any unexpended portion of the non-accountable expense allowance may be retained by the underwriter and may be deemed additional underwriting compensation for the purposes of the Securities Act of 1933, as amended.


     The Underwriter warrants are exercisable at a price of $7.20 per share and are exercisable only during the 48 month period commencing 12 months after the Effective Date of the Registration Statement and expire 60 months after such Effective Date. The Warrants may not be sold, transferred, assigned or hypothecated for a period of one (1) year from the effective date of the offering except to officers or partners of the Underwriter and members of the selling group. There is no committment for the Company to file a Registration Statement with the Securities and Exchange Commission with respect to the shares of Common Stock underlying the Underwriter's Warrants.

     The foregoing is a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of said proposed Underwriting Agreement which is on file as Exhibit 1 to the Registration Statement of which this Prospectus is a part.


BUSINESS OF THE COMPANY

     Summa Metals Corp., a Nevada corporation, was incorporated on March 8, 1994. The Company maintains its statutory registered agent's office at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509. The Company presently maintains its business offices at 28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, CA, 92677-1461. (See "OFFICE FACILITIES" in this section.)

General

     The Company is an exploration stage company engaged in the acquisition, and exploration of properties with an uncertain mineral potential. The Company acquired certain mining and tailing properties from Mr. Chaffee, an officer, director and principal shareholder and from Dr. Pray, a former officer, director and principal shareholder, in exchange for the issuance of an aggregate of 2,050,000 shares of the Company's restricted Common Stock (See "CERTAIN TRANSACTIONS"), and is attempting to raise the capital required for exploration, and if warranted by the results of the Phase 1 evaluation, the development of these properties. The Company will also explore other properties that the Company reasonably believes have the potential for future development of mineral deposits. The Company will make appropriate announcements to its shareholders in the event it becomes aware of other properties suitable for exploration for future development of mineral deposits. There is no assurance, however, that the Company will be successful in raising the capital necessary to complete any exploration program, or that it will have the financial resources to develop any properties regardless of the outcome of the exploration process. There are no preliminary agreements or understandings with respect to any other properties, than those described herein. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY").

Environmental Regulations and Cyclical Metal Prices

     Environmental laws and regulations relating to federal lands are expected to be tightly enforced by the U.S. Bureau of Land Management and U.S. Forest Service. The Company, however, feels that as long as Forest Service regulations are fully complied with, there should be no serious economic problems encountered because of wilderness laws or any other federal, state or local environmental protection laws. The Company anticipates no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental laws or regulations and that no significant endangered species will be disturbed by its operations. Recontouring and revegitation of disturbed surface areas will be completed pursuant to federal, state and local requirements. Any portals, adits or shafts will be sealed upon abandonment of a property. It is difficult to estimate the cost effects of compliance with environmental laws inasmuch as the methods and procedures of exploration within federal lands or U.S. Bureau of Land Management and Forest Service lands are similar to those methods and procedures adopted by the Company as a matter of Company policy and procedure.

     The Company intends to operate its properties in strict compliance with all environmental regulations applicable to the mineral processing and mining industry. While the Company considers itself to be pro-active with respect to environmental considerations and has a history of working with the federal, state and local agencies in the mining industry, there can be no assurance that the Company will be able to procure the necessary permits to operate any of its properties. In addition, it is possible that certain regulatory agencies could, in fact, make it impossible for the Company to even explore its properties and/or prohibit the Company from performing the work necessary for the Company to complete its "economic" evaluations. (See "BUSINESS OF THE COMPANY-The Exploration Stage" and "MANAGEMENT".)

     Prior to the Company being able to perform any work on any property, the Company will be required to submit, and have approved, a Plan of Operations specific to each particular property with each appropriate regulatory agency. This approval process is often time consuming and expensive and the outcome is always uncertain. Even assuming the Company is successful in obtaining a permit to explore or operate any property, the financial responsibilities placed upon the Company as a condition for the issuance of such approvals may render a property uneconomically viable for development and the Plans of Operation may, at that time, be abandoned.

     Other factors which could have a material impact upon the Company's future financial performance include such considerations as the cyclical nature of the mining industry, which may have an effect on the Company's potential profitability. However, it is difficult to determine whether the cyclical price of precious metals and other minerals explored for by the Company will increase or decrease. Thus, management feels that the inherent risk of a decrease in the price of minerals is balanced by the possibility of an increase in the price of minerals. In general, the costs of mining today are much greater than in previous years due to both inflation and the added costs of complying with the variety of environmental laws and safety regulations which govern the mining industry.

The Exploration Stage

     The exploration process in general is divided into three (3) phases. Phase 1 begins with a thorough search of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the properties. This initial work is then augmented with geological mapping and testing and geophysical testing.

     The second phase of the exploration process involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying a deposit of potential economic importance. While the exact exploration process is site specific, the general methods of exploration may include trenching, advanced geophysical work and core drilling to aid in the determination of subsurface characteristics of the structure. The geophysical work is designed to give a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations, and provide a target for more extensive trenching and core drilling. After a thorough analysis of the data collected in Phase 2, a determination is made as to whether or not the property warrants a Phase 3 study.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of the mineral deposits so that it can be considered a proven ore body within stringent industry standards. This is accomplished through extensive surface trenching and extensive core drilling. A mineral deposit is not a proven ore body until it has been technically, economically and legally proven.

     At the completion of the exploration stage, and assuming that an economically viable deposit has been discovered, the Company will then prioritize development based upon the financial resources available at that time.

     A more detailed description of the proposed exploration process for each of the Company's properties is contained in the "Description of Properties" section which follows.

Description of Property

     The Company has acquired rights and interests in and to certain mining properties, as listed below. Most of these properties consists of unpatented mining claims. The validity of unpatented mining claims depends, to an extent, upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. One of the requirements of initiating a valid mining claim is that the claim must be staked on a mineralized area. Further exploration and mineral assessments will be performed during Phase l of the exploration process to determine if sufficient mineralization exists to develop the properties. The Company intends to continue to perform annual assessment work on its property, as well as comply with state and federal regulations regarding the claims, until Phase 1 results can be assessed. (See "CERTAIN TRANSACTIONS" and "CONFLICTS OF INTEREST.")

The Deep Gold Mine

     The Deep Gold Mine, consisting of one unpatented placer claim is located on approximately 80 acres in Marble Canyon, Inyo County, California, approximately 40 miles north of Barstow, California. The claim was located amidst some old 1930's mining claims. Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company located one of the claims in 1981 and over the course of several years, acquired the other three (3) claims from their respective locators. In 1981, a new road was built into the property, a new headframe was placed over the 150-ft. deep shaft and the workings were cleaned out. The property was subleased to the Company for $100.00 per year for twenty years, with the right to extend the lease for an additional twenty years. In addition, Dr. Pray received shares of Common Stock of the Company as consideration for the sublease. It is a requirement of the federal Bureau of Land Management ("BLM") that a mining property owner perform required minimum assessment work in order to maintain title to the property. The property owner is required to file annual reports with the BLM confirming that such assessment work has been performed. After Dr. Pray resigned as an officer and director of the Company, in order to insure that the Company will be timely notified by the BLM of any changes in Federal law affecting the property, the Company caused title to the property to be transferred to Michael Chaffee, Raymond Baptista, Brian Jackowitz and Bruce Cooper, all of whom are shareholders of the Company. Such transfer was accomplished by Dr. Pray disclaiming ownership to such property on March 10, 1998, and Messrs. Chaffee, Baptista, Jackowitz and Cooper filing a claim to the property. On April 6, 1998, Messrs. Chaffee, Baptista, Jackowitz and Cooper subleased the property to the Company on the same terms as the original sublease with Dr. Pray. During the term of the sublease, the Company will have all of the sublessors' right, title and interest in and to the property, and any revenues derived therefrom.

     During 1994, the Company maintained the required permits for the mine, reviewed geophysical data establishing a probable channel and mapped three drill sites for early exploration. The volume of placer material available on the Deep Gold claims has been estimated using the channel width and thickness values reported in the California Division of Mines Report XXXIV for Lewis and Iron Nugget claim groups, now included in the Deep Gold group. The average width of the channel is 57 feet and the average thickness is reported to be 6 feet.

     The Deep Gold Mine is not located in a Wilderness Study area and is not, therefore, subject to the federal rules and regulations regarding such an area.

     Assuming that the Phase 1 evaluation of the Gold Spur Mine is positive, the Company intends to mine the property in the following manner. The channel at the shaft elevation, near the north bank, will be delineated by reverse circulation hammer drilling. The compacted, lightly cemented sand and gravel will be drilled and blasted. Large rock fragments will be left behind in high, underground fence-wire enclosures.

     When removal of the material closest to Entry No. 2 has been completed, the treatment plant will be moved down slope to the collar of Entry No. 3 and material in the lower 500 feet of the drift will reach the surface through Entry No. 3.

     Broken sand/gravel placer materials from the channel will be dumped directly onto a heavy vibrating screen. Oversize will go to waste. Minus 1/2 inch will be screened at 20 mesh. Fine concentrate will be treated to remove magnetics and all concentrates, if any are found to exist, will be further processed, examined, weighed and prepared for shipment. The mine will have three drill roads cut from the main road to the geophysical anomalies found recently during a magnetometer survey by Dr. Pray. A contract driller will be employed to rotary drill three holes to depths of about 150 feet, where bedrock will be encountered. Once the channel has been located, if one is found to exist, it will be delineated by rapid drilling on 10 or 20 foot centers. A shallow decline will be driven to the channel, and the material will be processed on site to a heavy concentrate for delivery to the Monrovia laboratory.

Allocation of Proceeds - Deep Gold Mine

     The Company has allocated $10,000, assuming receipt of the minimum proceeds of this Offering to complete its Phase 1 evaluation, and $135,000, assuming receipt of the maximum proceeds of this Offering, to the exploration, and if warranted by the results of the Phase 1 evaluation, the development of the Deep Gold Mine. The Company estimates that the evaluation process on this property will take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

The Gold Spur Mine

     The Gold Spur Mine, an underground gold mine located on nine lode claims and one mill site in Coyote Canyon County, on the southwest flank of the Panamints, in Inyo County, California, is located directly between mines operated by Canyon Resources and Keystone, a prolific gold producer during the 1980's. The Gold Spur Mine originally operated between 1907 and 1940 and consists of 11 Lode Claims and 1 mill site on approximately 80 acres. Dr. Ralph
E. Pray, a former officer, director and principal shareholder of the Company, re-filed the claims in 1973 and again in 1979 as sole owner and subleased the property to the Company for $100.00 per year for twenty years, with the right to extend the lease for an additional twenty years. In addition, Dr. Pray received shares of Common Stock of the Company as consideration for the sublease. It is a requirement of the federal Bureau of Land Management ("BLM") that a mining property owner perform required minimum assessment work in order to maintain title to the property. The property owner is required to file annual reports with the BLM confirming that such assessment work has been performed. After Dr. Pray resigned as an officer and director of the Company, in order to insure that the Company will be timely notified by the BLM of any changes in Federal law affecting the property, the Company caused title to the property to be transferred to Michael Chaffee. Such transfer was accomplished by Dr. Pray disclaiming ownership to such property on March 10, 1998, and Mr. Chaffee filing a claim to the property. On April 6, 1998, Mr. Chaffee subleased the property to the Company on the same terms as the original sublease with Dr. Pray. During the term of the sublease, the Company will have all of the sublessors' right, title and interest in and to the property, and any revenues derived therefrom.

     In 1994, the Company performed extensive repairs on a two-mile mine road, using a rented 6-yard loader; rebuilt the aerial tramway mid-point cable tower; re-timbered the 50-ton main ore bin floor; repaired the stationary aerial tramway engine; and rebuilt the facilities operating the freshwater well on the property. About 3,000 lbs. of heavy timber was delivered to the mine, most of which was obtained from freeway repair crews following the Northridge, California earthquake. The total cost expended on this work by the Company was approximately $14,500.00.

     Approximately 200 tons of material was drilled and stockpiled by the Predecessor Company in 1991. This material lies in the mine awaiting transport to either a millsite established by the Company or to a nearby milling operation for extraction and treatment. The camp is at the base of the mountain, 600 feet below. A small mine and mill operation could be fabricated immediately, utilizing existing facilities.

     The property is already equipped with a fresh water well and tanks, basic housing facilities, an improved access road, septic system, buried utilities for gas and water, main ore bins, a cable-type ore delivery system from the main portal, structural timbers, a 225 CFM air compressor and security dates at the main access road.

     The Gold Spur mine was at one time considered part of a Wilderness Study area, but was removed from the same in 1994 and is, therefore, no longer subject to the federal rules and regulations regarding such an area.

     The validity of unpatented mining claims, depends, to an extent upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. One of the requirements of initiating a valid mining claim is that the claim be staked on a mineralized area. The Gold Spur Mine was, in the opinion of the Company, mineralized to an extent sufficient to meet government requirements and common mining industry practice. However, further Company exploration and mineral assessments performed by government agencies may indicate that these claims are not sufficiently mineralized and may later be abandoned or determined to be invalid because of insufficient mineralization. The Company intends to perform the annual assessment work, as well as comply with state and federal regulations regarding this claim, until full exploration of potential mineralization can be assessed.

     Upon completion of this Offering, the Company intends to continue with its exploratory work in the upper workings of the mine using the newly repaired aerial tramway system. The Company also intends to start the repair of the surface mine rail system, utilizing the timbers delivered to the mine in 1994. Mine product, assuming any valuable minerals exist, will be stockpiled during the exploration of the present underground workings. The purpose of this exploratory effort will be to establish that there is a sufficient amount and grade of minerals to warrant placing the mine into production. The existing exposed veins will be explored, measured, tested and assayed during this exploration process.

     From the results of the exploration process, the Company intends to prepare a complete economic evaluation for presentation to the Company's Board of Directors who will make the final decision whether to expand mining activities on the property. There is no assurance the Company will be able to locate any valuable minerals at the Gold Spur Mine, or if any are found, that they will be able to be successfully removed and/or sold profitably, or at all.

Allocation of Proceeds - Gold Spur

     In the event only the minimum received from the offering, the Company will delay expending funds for evaluation of the Gold Spur until such time as it has completed its evaluation of the other properties in its portfolio. The Company has allocated $100,000, assuming receipt of the maximum proceeds of this Offering, to the exploration of the Gold Spur Mine, subject to completion of the Phase 1 evaluation process. The Company estimates that the cost for the evaluation process on this property will be approximately $10,000 and should take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

Promontorio

     The Promontorio property is designated as the "La Campana" and is located 35 miles northwest of the City of Durango in the municipality of El Oro, Mexico, at Latitude 25.13 North and Longitude 105.09 West. The actual property is 13 kilometers north of the mining city of Promontorio and consists of approximately 135 acres of mill tailings.

     On January 8, 1992, Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company, entered into an Agreement with Jose A. Echenique, an unrelated third party, whereby Dr. Pray acquired the rights to treat and/or remove the mill tailings at the Promontorio. Dr. Pray has no possessory rights to the property; merely the tailings on the property. The term of the Agreement is for a period of ten years and provides for a royalty payment to Mr. Echenique of 5% of any gross revenues derived from the tailings. Mr. Echenique retains full ownership in the land and improvements thereon, but the same is fully available to Dr. Pray during the term of the Agreement. The Company subleases the rights to the mill tailings from Dr. Pray for the sum of $100.00 U.S. per year. As additional consideration, Dr. Pray received shares of Common Stock of the Company in exchange for the sublease. During the term of the sublease, which extends from 1992 to 2002, the Company will have all of Dr. Pray's right, title and interest in and to the mill tailings and any revenues derived therefrom.

     The mill tailings lie behind the Promontorio Dam, built in 1890, and were washed in behind the dam by repeated rainfall across upstream Promontorio silver cyanide mill tailings. This fill material reaches within one foot of the stone structure top of the dam. In 1994, while under lease to Dr. Pray, a crew of six men removed 700 lbs. of samples from the 1880-1915 tailing deposit and delivered them to the Mineral Research Laboratory, owned by Dr. Pray since 1967. Tests were conducted at the lab to establish the feasibility of upgrading the material by gravity before chemical processing as previous efforts to extract the silver contained in the Promontorio tailings by unrelated third parties had proven not to be economically viable. It is the Company's opinion that the low recovery rates using standard cyanide extraction have been the result of a lack of understanding of the presence of manganese within the mineral structure. The manganese effectively blocks the action of the cyanide. The Company believes that the solution is to first separate the manganese and then use conventional cyanide techniques to extract the silver materials. Due to lack of finances, however, the Company has only performed laboratory tests to substantiate its theories relative to the presence and actions of the manganese.

     Although Dr. Pray has held the lease to the Promontorio since January 1992, and has performed extensive laboratory testing and sampling of the Promontorio, he has never attempted to fully explore or develop the property and extract any minerals due to a lack of funding. The proceeds from this Offering will afford the Company an opportunity to determine the economic potential of this property.

     Access to the property is via an existing mining and logging 17 kilometer road from the village at the base of the mountain to the dam. While this access road is currently passable, some improvements will have to be made in order for the Company to be able to transport the equipment and machinery necessary to conduct its extraction operations. The Company has estimated the cost to improve the road for the pilot plant to be approximately $30,000.00. The Company is hopeful that some of these costs will be shared with the local logging companies; however, there is no assurance that this will be the case and the Company is, therefore, prepared to pay the entire amount. The Federal Government in Mexico has offered to supervise the repairs. Upon completion of the repairs to the access road, the Company intends to set up a pilot plant to run 24 hours per day at the Monrovia laboratory facility owned and operated by Dr. Pray to enable proper tank size determination, utilizing the 700 lbs. of samples remaining at the lab. The Company intends to utilize portable power generation equipment for its extraction operation at this site.

     The Company is also researching whether the extracted manganese may have commercial value as a byproduct of the proposed process and intends to fully explore such possibility as a means of generating additional revenues.

Allocation of Proceeds - Promontorio

     In the event only the minimum proceeds are raised in this Offering, exploration and development of the Promontorio will be abandoned until further funds are generated by the Company, either by revenues from other properties, or from additional financing.

     In the event the maximum proceeds are received in this Offering, the Company has allocated $125,000 to the exploration of the Promontorio, subject to completion of the Phase 1 evaluation process. The Company estimates that the cost for the evaluation process on this property will be approximately $10,000 and should take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

Government Regulations

     Any mineral exploration program undertaken by the Company will be subject to extensive federal, state and local laws, rules and regulations both in existence now and future legislation. Such laws, rules and regulations could cause additional expenses, capital expenditures, restrictions and/or delays in the proposed exploration and/or the Company's properties.

     Most of the Company's properties are under the jurisdiction of the Federal Bureau of Land Management (the "BLM"). The BLM presently requires that a plan of operation, which must include tailing disposal information and reclamation policies for a property, be filed and approved prior to the commencement of any mining or milling operations. In addition, in some instances, regulatory filings and approvals must be obtained from other agencies such as the State Mining Inspectors Office, the Federal Mining Inspectors Office, MSDHA and/or OSHA. The Company's properties outside the U.S. are no less sensitive to environmental compliance. The Company fully intends to comply with all laws, rules and regulations specific to any country, state and/or municipality in which it will conduct its mining and milling operations. Compliance with such regulations increases the costs of mining operations.

     The Company will also be subject to the U.S. Occupational Safety and Health Act and various California statutes dealing with working conditions at its mines and mill sites. The Company intends to fully comply with all such environmental, health and safety laws, rules, regulations and statutes.

     At this time, no specific environmental plans have been disclosed in the plans of operation filed and/or approved by the Company on any of its properties and, therefore, no specific environmental concerns have been addressed herein.

Employees

     The Company intends to use the services of subcontractors for all drilling, exploration and site construction. The only direct employees of the Company will be its officers and directors.

Management's Discussion and Analysis of Financial Condition and Results of Operation

     During the next 12 months of operation, the Company will concentrate on the completion of the Phase 1 evaluation process on the Deep Gold, the Gold Spur and Promontorio (See "MANAGEMENT OVERVIEW"). The Company will also review other sites which it believes may have potential for Phase 1 evaluation. Upon receipt of the minimum proceeds from this offering, the Company will have sufficient capital to operate for the next 12 month period. The Company will not perform any product research and development during such period. The Company anticipates no purchase of any major equipment nor any significant changes in the number of employees during such 12 month period.

                                   MANAGEMENT
                                   ----------

Officers and Directors

     Each director of the Company is elected to a term of one year and serves until his/her successor is elected and qualified. Each officer of the Company is elected by the Board of Directors to a term of one year and serves until his/her successor is duly elected and qualified or until he/she is removed. The Board of Directors has no nominating, auditing or compensation committees.

The officers and directors of the Company, and further biographical information concerning them are as follows:

Name and Address               Age      Position
----------------               ---      --------

Michael M. Chaffee              55      Chairman of the Board
1588 Sea Lancer Dr.
Lake Havasu City, Arizona
86403

Raymond Baptista                56      Executive V.P. and Chief
5405 Miracopa Drive                     Financial Officer and
Simi Valley, CA. 94671                  Director

Eric A. Popkoff                 43      Vice President Investor
1750 East 23rd Street                   Relations and Director
Brooklyn, NY 11229

Background Information

Michael M. Chaffee - Mr. Chaffee has been the President and Chairman of the Board of Directors of the Company since inception. From January 1989 to April 1, 1994, Mr. Chaffee was the President and Chief Executive Officer of Summa Metals Corp., a Colorado corporation engaged in the extraction and processing of metals and other elements from previously discarded natural mineral deposits. He recently retired as President, Chief Executive Officer and Chairman of the Board of Applied Biomedical Sciences, a public company engaged in the business of developing proprietary products to improve wound care management and a variety of drug delivery systems. Prior to forming Applied Biomedical Sciences, he held senior positions as Executive Vice President and Chief Operating Officer of several large corporations. Mr. Chaffee graduated from the Northrop Institute of Technology in 1964 with a B.S. Degree in Electronic Engineering and completed additional graduate work at the University of Southern California in Business and Biomedical Engineering. He is devoting full time to the business of the Company.

Raymond Baptista - Mr. Baptista has been the Chief Financial Officer and a Director of the Company since inception. He will be responsible for all finance, corporate strategies and business policies. From 1986 to 1994, Mr. Baptista was the Senior Vice President and Chief Financial Officer for Applied Biomedical Sciences, a public company engaged in the research and development of collagen-based biomedical products. Applied Biomedical Sciences was founded by Michael M. Chaffee, another officer, director and principal shareholder of the Company. Mr. Baptista has over 25 years experience in the banking industry, both nationally and internationally. He is a graduate of St. Stanislaus College, Georgetown, Guyana and the Graduate School of Banking, Pacific Coast Banking School, University of Washington, Seattle, Washington. He is devoting full time to the business of the Company.

Eric A. Popkoff - From 1989 to 1994 Mr. Popkoff was a teacher of social studies and accounting and business practices at various sites in the New York City Public School system. He is currently an adjunct lecturer in economics at Brooklyn College, City University of New York. Since 1994 he has been the President and Chief Executive Officer of Undiscovered Equities Research Corp., an information services company located in Brooklyn, New York, which provides research on request from securities brokers and broker dealers, and distributes from time to time a written review of selected securities. Mr. Popkoff holds an MBA in Management and an MBA in International Business from Baruch College, CUNY.

Executive Compensation

     None of the officers and/or directors of the Company are party to any standard arrangements or contracts regarding compensation for their services. No officer and/or director has received any compensation for his services to the Company since the Company's inception on March 8, 1994. From time to time, Mr. Chaffee has been reimbursed for expenses advanced by him on behalf of the Company. There are presently no plans to provide any of the officers and/or directors of the Company with any pension plan, stock option, annuity, bonus, insurance, profit-sharing or similar benefit plans, except for the option granted to Eric A. Popkoff to purchase 900,000 shares upon commencement of his employment. (See "PRINCIPAL SHAREHOLDERS") Each of the officers and/or directors will, however, be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Upon completion of the minimum Offering the following salaries will be paid to the officers and directors of the Company:

     Name               Capacities Served        Annual Compensation
     ----               -----------------        -------------------

Michael M. Chaffee      President and Chairman       $ 80,000.00
                        of the Board

Raymond Baptista        Chief Financial Officer      $ 70,000.00
                        and Director

Eric A. Popkoff         Vice-President-Corporate     $ 62,000.00
                         Relations, Director

     These salaries will not be retroactive and will only commence upon completion of the minimum Offering.

     There is a proposed two year employment contract between the Company and Mr. Popkoff, effective upon the Closing of the minimum offering, which provides for an annual salary of $62,000 the first year of the contract and $70,000 the second year of the contract. Thereafter, Mr. Popkoff will serve at the will of the Board. There are no proposed employment contracts between the Company and Messrs. Chaffee & Baptista, who both serve at the will of the Board. There are no proposed terminations of employment or change - in - control arrangements between the Company and any of its officers and/or directors.

     No Option/SAR Grants or long-term Incentive Plans-Awards have been granted or awarded to any officers or directors of the Company and there are presently no plans to implement any such benefits, except as provided in the employment contract of Mr. Popkoff, which grants him, upon commencement of his employment by the Company, the option to purchase up to 900,000 shares of the Company's restricted common stock at a price of $.001 per share.

Indemnification

     Pursuant to the By-Laws of the corporation, the Company has agreed to indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interest of the corporation and, in certain cases, may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by Nevada law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore unenforceable.

Office Facilities

     The Company's principal offices are located at 28281 Crown Valley Pkwy, Ste 225 Laguna Niguel, California. on a rent-free basis. Upon completion of sale of the minimum number of Units pursuant to this Offering, the Company intends to remain on these premises, and will be charged approximately $735 per month for rent pursuant to a month-to-month verbal lease.

     The Company also maintains a small field office in Lake Havasu City, Arizona, on a month-to-month verbal lease and pays $180.00 per month and utilizes office space at the Mineral Research Laboratory in Monrovia California on an "as needed" basis.

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of the date of this Memorandum, and as adjusted to reflect the sale of the Shares offered hereby, by each officer and director, all officers and directors as a group, and by all other shareholders who own 5% or more of the Company's Common Stock.

                             No.     Percent Ownership   Percent Ownership
                             of       Before Offering      After Offering
                           Shares                      Minimum       Maximum
                           ------                      -------       -------

Michael M. Chaffee        1,050,000         23%         22.4%        20.7%

Raymond C. Baptista         200,000        4.4           4.3          3.9

Anchor Holdings Corp.(1)    727,500         16          15.5         14.4

Bruce Cooper                500,000         11          10.7          9.9

All Officers and
Directors as a            1,250,000       27.4%         26.7         24.7
Group (2)(3)

_________________________
(1) Anchor Holdings Corp. ("Anchor") primary business is construction. The sole shareholder, officer and director of Anchor is Loy E. Plaster, who has sole voting and investment power for Anchor. Mr. Plaster has no relationship to any officer or director of the Company.

(2) Does not include 900,000 shares which Eric A. Popkoff has an option to purchase upon commencement of his employment.

(3) Assumes that all of the Units offered hereby are sold, of which there can be no assurance, and that the present shareholders do not purchase any Units in this Offering. In either of such events, their percentage ownership would increase accordingly. (See "RISK FACTORS-CONTROL OF THE COMPANY", "DILUTION" and "OFFERING.")

Future Sales by Present Shareholders

     The aggregate of 4,555,000 shares of Common Stock held by the present shareholders are deemed "restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act ("Rule 144"). Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing two years after their acquisition. Sales of shares by "affiliates" are also subject to volume restrictions and certain other restrictions pertaining to the manner of sale, all pursuant to Rule 144. Notwithstanding the foregoing, shareholders holding 4,300,000 shares (constituting 94.4% of the Company's issued and outstanding stock) have executed Lock-up Agreements with the Underwriter and the Company, agreeing not to sell or otherwise transfer any of their Shares for a period of twelve (12) months from the effective date of the Offering.

     The 130,000 (510,000) Shares offered hereby are not "restricted securities" under Rule 144 and can be publicly sold without compliance with Rule 144, assuming there is a market therefor, of which there can be no assurance.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock


     The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable Nevada law and to the provision of the Company's Certificate of Incorporation and By-laws, the Warrant Agreement among the Company, the Underwriter, and American Securities Transfer & Trust, Inc., as warrant agent (the "Warrant Agent"), pursuant to which the Warrants will be issued, and the Underwriting Agreement between the Company and the Underwriter, copies of all of which have been filed with the Commission as Exhibits to the Registration Statement of which this Prospectus is a part.

Units

     The Company is offering a minimum of 130,000 and a maximum of 510,000 Units of Common Stock, par value $.001, pursuant to this Prospectus, at a price of $6.00 per Unit. No fractional Units may be purchased. Each Unit consists of one Share of Common Stock (the "Common Stock" or "Shares") and two common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants".

Common Stock

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001 per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors, of the Company; (ii) are entitled to share ratably all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and nonassessable.

    The Board of Directors is authorized to issue additional Common Stock within the limits authorized by the Company's Articles of Incorporation and Bylaws.

The Warrants

     Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder thereof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine. The shares of Common Stock underlying the Warrants, when issued upon the exercise thereof and payment of the purchase price, will be fully paid and nonassessable.

     The Warrants will be issued pursuant to a Warrant Agreement among the Company, the Underwriter and the Warrant Agent, and will be evidenced by warrant certificates in registered form. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants. The exercise price and number of shares of

Common Stock issuable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock splits, combinations and reclassification. The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of Warrants.

     The Warrants may be exercised upon the surrender of the Warrant Certificate on or prior to the expiration of the exercise period, with the form of election to purchase included on the Warrant Certificate properly complete and executed, together with payment of the exercise price to the Warrant Agent. No fractional shares will be issued upon the exercise of the Warrants. The Warrants do not confer upon the holders thereof any voting rights or any other rights as shareholders of the Company. The exercise price of the Warrants is arbitrary and there can be no assurance that the value of the Common Stock will ever rise to a level where exercise of the Warrants would be of any economic benefit to the Warrant holder.

     In order for the holder to exercise the Warrants, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the shares of Common Stock underlying the Warrants. The Company intends to file an amendment to this Registration Statement covering the Warrants at a time when the market price of the Common Stock is higher than the exercise price of the Warrants. The filing of an amendment to this Registration Statement could result in substantial expense to the Company, and there can be no assurance that the Company will be able to file an amendment to this Registration Statement. The Company will make reasonable efforts and believes that is will be able to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Units are offered. The Warrants may be deprived of any value if a current prospectus covering the Shares issuable upon exercise thereof is not kept effective, if the underlying Shares are not qualified in states in which the Warrant holder resides, or if the holder is unable to sell the Warrants. Warrant holders who move to states in which the Warrants are not qualified for sale may not be able to exercise their Warrants.

Non-Cumulative Voting

     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present shareholders will own 97% (90%) of the outstanding shares. (See "PRINCIPAL SHAREHOLDERS.")

Dividends

     As of the date of this Prospectus, the Company has not paid any cash dividends to shareholders nor does it anticipate payment of any such cash dividends in the foreseeable future. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and the financial position of the Company, general economic conditions, and other pertinent actors.

Reports to Shareholders

     The Company will furnish annual reports to shareholders containing audited financial statements of the Company, and will also furnish unaudited quarterly financial statements.

Transfer Agent

     The Company has appointed American Securities Transfer & Trust, Inc., Denver, Colorado, as the transfer agent for its Common Stock.

CERTAIN TRANSACTIONS

     In April, 1994, the Company issued 1,050,000 shares of restricted Common Stock to Michael M. Chaffee, an officer, director and principal shareholder of the Company and 1,000,000 shares of restricted Common Stock to Dr. Ralph E. Pray, who at that time was an officer, director and principal shareholder, in exchange for assets (mining properties) owned by Messrs. Chaffee and Pray prior to becoming officers, directors and principal shareholders of the Company. Since no Phase 1 evaluation had been done, and accordingly, no value was assigned to such property, the number of shares issued to Messrs. Chaffee and Pray were arbitrarily determined by Messrs. Chaffee and Pray, the principal shareholders of the Company. (See "BUSINESS OF THE COMPANY", "PRINCIPAL SHAREHOLDERS", "MANAGEMENT" and "FINANCIAL STATEMENTS.")


     In a private sale of securities in March, 1994, the Company issued 225,000 shares of restricted Common Stock to Amyn Dahya, an unrelated third party, as additional consideration for a loan in the amount of $100,000.00, a portion of which was used to acquire some of the current properties owned by the Company. Mr. Dayha does not have registration rights with respect to any of the shares purchased. The loan was due and payable on March 29, 1995 and accrues interest at the rate of 12% per annum ($1,000 per month) until paid in full. The payment date was subsequently extended and the note is now due on February 15, 1999. No principal payments have been made on such note, and as of September 30, 1998 accrued interest amounts to $54,000 and will continue to accrue at the rate of $1,000 per month. No proceeds of the offering will be applied toward repayment of the note. (See "PRINCIPAL SHAREHOLDERS" and "FINANCIAL STATEMENTS.")


     In a  private  sale of  securities  in  March,  1995,  the  Company  issued
2,200,000 shares of restricted Common Stock to Anchor Holdings, Inc., an unrelated third party, in exchange for $2,200.00 in cash. Anchor Holdings, Inc. does not have registration rights with respect to any of the shares purchased. (See "PRINCIPAL SHAREHOLDERS" and "FINANCIAL STATEMENTS.")

     On March 7, 1995, the Company entered into a Loan Agreement with C.W. and Neva B. Lewis ("Lewis"), unrelated third parties, wherein Lewis advanced $20,000.00 to the Company. The proceeds of such loan were utilized for partial payment of the contract deposit for the Big Mike Mine property. In consideration for the loan, the Company will pay Lewis the sum of $50,000 from the proceeds of this Offering. In addition, the Company sold 30,000 shares of its restricted Common Stock to Lewis at par value for a total consideration of $30. Lewis does not have registration rights with respect to any of the shares purchased. Subsequent to December 31, 1997, $20,000 was repaid to Lewis, reducing the balance due from the proceeds of the offering to $30,000. (See "USE OF PROCEEDS.")

     On March 10, 1995, the Company entered into a Purchase Agreement with Big Mike Limited Partnership to acquire all right, title and interest in and to certain unpatented mining claims in Pershing County, Nevada. The purchase price for the property was $125,000.00, and 150,000 shares of the Company's common stock upon Closing of the transaction. The purchase price was to be paid as follows: $25,000 upon signing the contract; the balance of $100,000 and the 150,000 shares upon closing of the transaction. Because of the currently reduced price of copper, the Company has elected not to complete the purchase, and has forfeited the $25,000 down payment. The Company has no further liability pursuant to the contract.

     The Company anticipates using the services of Mineral Research Laboratory for all of its primary geological sampling, testing and ore certification. Mineral Research Laboratory is wholly owned by Dr. Ralph Pray, a former officer, director and principal shareholder of the Company. Dr. Pray may be required to hire additional personnel to work directly on the Company's projects and the salaries of all such personnel would be reimbursed by the Company for the hours devoted to the business of the Company. The Company estimates that the amount expended to Mineral Research Laboratory could be between $2,000 and $3,000 per month, depending on the work load and number of additional employees required. Any such services obtained from the Mineral Research Laboratory and/or Dr. Pray will be obtained at rates and on conditions competitive in the marketplace and favorable to the Company. (See "MANAGEMENT", "BUSINESS OF THE COMPANY" and "CONFLICTS OF INTEREST".)

                              CONFLICTS OF INTEREST
                              ---------------------

     Certain conflicts of interest presently exist from the standpoint that one of the former Officers of the Company is directly involved in and owns another business which will be utilized by the Company and for which he will receive compensation from the Company. Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company, is an officer, director and principal shareholder of Mineral Research Laboratory in Monrovia, California, a facility which will act as the Company's primary geological sampling, testing and certification center. (See "RISK FACTORS - CONFLICTS OF INTEREST", "CERTAIN TRANSACTIONS", "MANAGEMENT", "USE OF PROCEEDS" and "PRINCIPAL SHAREHOLDERS.")

     The foregoing arrangement with Dr. Pray was made by the Company and did not result from arm's-length negotiations. Accordingly, this arrangement could be deemed as a conflict of interest, not only from the standpoint that Dr. Pray will be paid from proceeds of this Offering, but also to the extent that he will be devoting his time and energy to other companies and projects which may compete with the Company. (See "RISK FACTORS - CONFLICTS OF INTEREST", "CERTAIN TRANSACTIONS", "MANAGEMENT", "USE OF PROCEEDS" and "PRINCIPAL SHAREHOLDERS.")

                                   LITIGATION
                                   ----------

     The Company is not a part to any pending litigation and, to the best of its knowledge, none is contemplated or threatened.

                             ADDITIONAL INFORMATION
                             ----------------------

     The Company has filed with the Securities and Exchange Commission ("Commission"), 450 Fifth Street N.W., Washington, D.C. 20549, an SB-2 Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and the Exhibits and Schedules filed therewith. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and where such document is an Exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the Exhibit. Copies of the complete Registration Statement, including Exhibits, may be examined at the Securities and Exchange Commission offices in Washington, D.C. Copies of the Registration Statement may be obtained upon payment of the usual fees prescribed by the Commission for reproduction and handling.

                                     EXPERTS
                                     -------

     The audited financial statements of the Company as of December 31, 1994, 1995, 1996, and 1997, included in this Prospectus, have been examined by Luxenberg & Associates, Certified Public Accountants, 22431 Antonio Parkway, #B160-457, Rancho Santa Margarita, California 92688.

                                  LEGAL MATTERS
                                  -------------

     The law office of Steven L. Siskind, 645 Fifth Avenue, Suite 403, New York, New York 10022, Telephone (212) 750-2002, has acted as legal counsel for the Company regarding the validity of the securities offered hereby.


                              FINANCIAL STATEMENTS
                              --------------------


     The Company's fiscal year ends December 31. The financial statements for the Company for the period ended September 30, 1998 and the audited financial statements for the periods ended December 31, 1997, 1996, 1995 and 1994 follow immediately.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 24.  Indemnification of Directors and Officers.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

(1)  Article XII of the  Articles  of  Incorporation  of the  Company,  filed as
Exhibit 3.1 to the Registration Statement.

(2) Article XI of the By-Laws of the Company, filed as Exhibit 3.2 to the Registration Statement.

(3)  Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 25.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering (assuming all Shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee                   $ 3,250.00
National Association of
Securities Dealers, Inc.
 Filing Fees                               800.00
 Printing Expenses                         500.00
 Accounting Fees and Expenses            5,000.00
 Legal Fees and Expenses                27,000.00
 Blue Sky Fees/Expenses                  1,000.00
 Transfer Agent Fees                       500.00
 Miscellaneous Expenses                  1,950.00
                                       ----------
   TOTAL                               $40,000.00

Item 26.  Recent Sales of Unregistered Securities.

     During the past three years, the Registrant sold securities, all of which were shares of Common Stock which were not registered under the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) of that Act, as follows:

Name and Address              Date       Shares        Consideration
----------------              ----       ------        -------------

Anchor Holdings, Inc.         3-24-95    2,200,000     raise capital
5277 Cameron Street #130
Las Vegas, NV  89118

C.W. & Neva B. Lewis          3-7-95        30,000     additional consideration
P.O. Box 1160                                          for $20,000 loan
Powell, Wyoming 82435

     In 1994, the Registrant sold securities, all of which were shares of Common Stock which were not registered under the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) of that Act, as follows:

Name and Address               Date     Shares       Consideration
----------------               ----     ------       -------------

Michael M. Chaffee            3-8-94   1,050,000    Assets/Leasehold Rights
1588 Sea Lancer Dr.                                 (see "Financial Statements")
Lake Havasu City, AZ 86403

Dr. Ralph E. Pray             3-8-94   1,000,000    Assets/leasehold Rights
805 S. Shamrock Avenue                              (see "Financial Statements")
Monrovia, CA  91091

Amyn Dahya                    4-8-94     225,000    $100,000 Loan 3/25/94
1335 Greg Street                                    (see "Financial Statements")
Sparks, NY  89431

Glen Dobbs                   6-28-94       4,000    Repay $10,000 Loan dated
1536 W. Pacific                                     10/3/92
Coast Highway
Long Beach, CA  90810

Robert Kay                   6-28-94      10,000    Services
611 W. 6th Street #2610
Los Angeles, CA 92262

Oline Higginbothem           6-28-94      10,000    Repay two Loans $15,000 each
722 N. Calle Rolph                                  dated 3/12/91 & 8/1/91
Palm Springs, CA 92262

William Palmertree           6-28-94       5,000    Repay $15,000 Loan
13766 Star Hill Lane                                dated 3/2/93
La Punte, CA  91764

Maria Cammelo                6-28-94      10,000    Repay two Loans $15,000 each
Berth 202                                           dated 3/12/91 & 8/1/91
Long Beach, CA 90744

Coy Green                    6-28-94       1,000    Repay $2,000 Loan dated
12480 Cedar Street                                  6/2/92
Chino, CA  91709

John Adams                   6-28-94       1,000    Repay $2,000 Loan dated
c/o Newmarks Center                                 1/15/93
Berth 204
Wilmington, CA 90744

Jospeh Granitelli        6-28-94          8,000         Repay $24,000 Loan
1260 Calle Suerte                                       dated 1/23/92
Camerio, CA 93012

Tom Gibson               6-28-94          1,000         Repay $1,000 Loan
6821 Masquito Rd.                                       dated 8/2/93
Placerville, CA 95667

     All purchasers of the Registrant's Common Stock acknowledged in writing that they were obtaining "restricted securities", as defined in Rule 144 under the Act; that such shares cannot be transferred without appropriate registration or exemption therefrom; that they must bear the economic risk of the investment for an indefinite period of time; that they would not sell the securities without registration or exemption therefrom; and that the Registrant would restrict the transfer of the securities in accordance with such representations. Each purchaser agreed that any certificate representing such shares would be stamped with the usual legend restricting the transfer of such shares.

     No underwriters were used in the sale and issuance of the foregoing shares and none of the shares were offered publicly.

     All of the foregoing shares were issued in transactions between the Company and third parties not involving any public offering. The purchasers were all friends and/or associates of the Company's officers and directors, some of whom were "accredited investors", as that term is defined in Regulation D, Rule 501. In addition, each of the sales was effected without the benefit of advertising or any general solicitation and each purchaser represented that he/she had such knowledge and experience in financial and business matters such that he/she is capable of evaluating the merits and risks of the prospective investment and purchased the shares for their personal account without any view toward resale or future distribution of whatsoever nature.

     The shares issued to repay loans were issued to purchasers who fell within the scope of the paragraph set forth above. The loans were advanced to the Company on verbal agreements with the lenders and the funds were used in the organizational phase of the Company.

     The services provided by Robert Kay were for assistance in financial consulting and structuring of the Company and its plan of distribution for this Offering.

Item 27.  Exhibits.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.


Exhibit No.     Title
-----------     -----
1           Underwriting Agreement*
1.1         Selected Dealers Agreement
1.2         Warrant Agreement
3           Articles of Incorporation
3.1         Bylaws
4.1         Subscription Agreement
5           Opinion of Steven L. Siskind, Esq. regarding the legality of the Securities being registered
10.1        Promissory Note payable to Amyn Dahya
10.2        Extension Agreement with Amyn Dahya
10.3        Agreement with Jose Echenique re: Promontorio Mine Tailings
10.4        Relinquishment of Gold Spur Mining Claim by Ralph E. Pray
10.5        Relinquishment of Deep Gold Mining Claim by Ralph E.Pray
            and others
10.6        Deep Gold Mining Claim Location Notice by Michael M. Chaffee
            and others
10.7        Gold Spur Lode Mining Claim Location Notice by Michael M. Chaffee
10.8        Gold Spur Mine Lease between M. Chaffee & Summa Metals Corp.
10.9        Deep Gold Mine Lease between M. Chaffee & Summa Metals Corp.
10.10       Loan Agreement with C.W. & Neva Lewis
10.11       Proceeds Escrow Agreement
10.12       Employment Agreement with Eric Popkoff
10.13       Form of Shareholders Lock-up Agreement
23          Consent of Steven L. Siskind, Esq. (See Exhibit 5)
23.1        Consent of Luxenberg & Associates, CPA *


* Filed herewith

Item 28. Undertakings. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in Laguna Niguel, California on the 14th day of January, 1999.


                                               SUMMA METALS CORP.


                                   By: /s/ Michael M. Chaffee, President
                                           -------------------------------------
                                           Michael M. Chaffee, President

     Pursuant  to  the   requirements   of  the  Securities  At  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                         Date



/s/ Michael M. Chaffee                                January 15, 1999
    ------------------------------------------
    Michael M. Chaffee
    President and Director



/s/ Kathy A. Folkers                                  January 15, 1999
    ------------------------------------------
    Kathy A. Folkers, Secretary



/s/ Raymond Baptista                                  January 15, 1999
    ------------------------------------------
    Raymond Baptista, Director,
    Treasurer and Chief Financial Officer



/s/ Eric A. Popkoff                                   January 15, 1999
    ------------------------------------------
    Eric A. Popkoff, Vice-President
    Corporate Relations, Director

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                                  Balance Sheet

                               September 30, 1998

                                     ASSETS

CURRENT ASSETS
  Cash                                                           $     5,548
  Prepaid expenses                                                    46,617
                                                                 -----------

          TOTAL CURRENT ASSETS                                        52,165

Leasehold deposit - Notes 2 and 4                                      5,000

Due from stockholders                                                 62,550

Other assets                                                             225

Syndication costs                                                    101,171

          TOTAL ASSETS                                           $   221,111
                                                                 ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payables - Note 3                                         $   450,500
  Accounts payable                                                    13,488
  Accrued interest payable - Note 3                                   58,000
                                                                 -----------

TOTAL LIABILITIES - all current                                      521,988
                                                                 -----------

COMMITMENTS AND CONTINGENCIES - Note 4

STOCKHOLDERS' EQUITY
  Common stock - 25,000,000 shares
    authorized, par value $.001,
    4,555,000 issued and outstanding - Note 2                         4,555
  Accumulated deficit                                              (305,432)
                                                                 ----------

TOTAL STOCKHOLDERS' EQUITY                                         (300,877)

          TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                                $  221,111
                                                                 ==========

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                             Statement of Operations


                                           For The Nine        For The Nine        Period Mar. 8,         Period Mar. 8,
                                           Months ended        Months ended      1994 (inception)        1994 (inception)
                                          Sept. 30, 1998      Sept. 30, 1997     to Sept. 30, 1998      to Sept. 30, 1997
                                          --------------      --------------     -----------------      -----------------

Interest income                             $    307            $       -            $   1,193              $     887
                                            --------            ---------            ---------              ---------

Expenses
     On-site operating expenses                    -                3,890               67,521                 67,521
     General and administrative               79,071                7,053              183,105                102,469
     Interest                                 11,000                9,000               56,000                 48,000
                                            --------            ---------            ---------              ---------
     Total expenses                           90,071               19,943              306,626                217,990
                                            --------            ---------            ---------              ---------

Net loss                                    $(89,764)           $ (19,943)           $(305,433)             $(217,103)
                                            ========            =========            =========              =========

Basic earnings per share                    $ (0.020)           $   (.004)           $   (.067)             $   (.048)
                                            ========            =========            =========              =========

Diluted earnings per share                  $ (0.020)           $   (.004)           $   (.067)             $   (.048)
                                            ========            =========            =========              =========

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                        Statement of Stockholders' Equity

              For the Nine Months Ended September 30, 1998 and 1997

                                        Common Stock
                                      Par Value $.001
                                ----------------------------         Accumulated
                                  Shares              Amount           Deficit
                                ---------            -------         -----------
Balance - December 31, 1996     4,555,000            $ 4,555          $(163,606)

Net loss                                                                (19,943)
                                ---------            -------          ---------

Balance - September 30, 1997    4,555,000            $ 4,555          $(183,549)
                                =========            =======          =========


Balance - December 31, 1997     4,555,000            $ 4,555          $(215,668)

Net loss                          (89,764)
                                ---------            -------          ---------

Balance - September 30, 1998    4,555,000            $ 4,555          $(305,432)
                                =========            =======          =========

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                             Statement of Cash Flows


                                                      For The Nine        For The Nine        Period Mar. 8,         Period Mar. 8,
                                                      Months ended        Months ended      1994 (inception)        1994 (inception)
                                                     Sept. 30, 1998      Sept. 30, 1997     to Sept. 30, 1998      to Sept. 30, 1997
                                                     --------------      --------------     -----------------      -----------------

Cash Flows From Operating Activities:
     Net loss                                           $ (89,764)        $ (19,943)           $ (305,432)        $ (183,549)
     Adjustments to reconcile net income to net
           cash provided by operating activities:
        Increase in prepaid expenses                      (46,617)                -               (46,617)                 -
        Increase in accounts payable                        8,734               655                13,488              8,200
        Increase in interest payable                       13,000             9,000                58,000             42,000
                                                         --------          --------             ---------         ----------

     Cash consumed by operating activities               (114,647)          (10,288)             (280,561)          (133,349)
                                                      -----------          --------              --------         ----------

Cash Flows From Investing Activities:
     Due from stockholders                                (60,500)                -               (62,550)                 -
     Leasehold deposit                                          -                 -                (5,000)           (30,000)
     Other assets                                            (225)                -                  (225)                 -
                                                         --------          --------              --------         ----------

     Cash consumed by investing activities                (60,725)          (67,775)              (30,000)
                                                          -------          --------              --------         ----------

Cash Flows From Financing Activities:
     Syndication costs                                    (61,818)           (7,118)             (101,171)           (32,118)
     Proceeds from issuance of common stock                     -                 -                 4,555              4,555
     Proceeds from notes payable                          230,500            18,000               450,500            193,200
                                                         --------          --------             ---------         ----------

     Cash provided from financing activities              168,682            10,882               353,884            165,637
                                                          -------          --------             ---------         ----------

Increase (decrease) in cash and cash equivalents           (6,690)              594                 5,548              2,288

Cash balance - beginning                                   12,238             1,694                     -                  -
                                                         --------          --------              --------         ----------

Cash balance - ending                                    $  5,548          $  2,288             $   5,548         $    2,288
                                                         ========          ========             =========         ==========

Cash paid for interest and income taxes are as follows:
     Interest                                            $      -          $      -             $       -         $        -
                                                         ========         =========             =========         ==========

     Income taxes                                        $      -          $      -             $       -         $        -
                                                         ========         =========             =========         ==========

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                          Notes to Financial Statements

                  For the Nine Months Ended September 30, 1998

THE COMPANY

     Summa Metals Corp. (the Company) was incorporated on March 8, 1994, in the state of Nevada, for the purpose of drilling and exploration of precious metals on land that it currently has rights to and future properties it intends to obtain. The Company has been in the development and exploration stage since its formation.


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     The following is a summary of the accounting  policies and practices of the
Company:

     Accounting method - The Company utilizes the accrual method of accounting for financial statement reporting and income tax filing purposes.

     Accounting for investments - Investments are accounted for using the cost method of accounting.


NOTE 2 - INVESTMENT IN LEASEHOLD

     The investment in leasehold consists of subleased rights to mine four separate parcels of real property. One of the leasehold investments consists of the subleased rights to certain mill tailings, primarily of gold and silver, located in Durango, Mexico. The second and third investments are the subleased rights to explore and mine properties located in Northern California. The fourth investment is the subleased rights to mine a currently non-operating, unpatented load and placer mining claim located in Pershing County, Nevada.

     During April 1994, the Company acquired the first three investments from two of its stockholders. The Company issued 2,050,000 shares of its common stock in exchange for the investment. The investment has been recorded at the cost basis of the stockholders in accordance with generally accepted accounting principles. Since the costs incurred by the stockholders would have been operating expenses if the Company had incurred them, the cost basis for these rights is zero and has been recorded at zero on the Company's balance sheet.

NOTE 3 - NOTES PAYABLE

     The notes payable consist of notes to fourteen different individuals. The first note, in the amount of $100,000, bears interest at an annual rate of twelve percent (12%). The entire amount of principal and interest is due at maturity of the note, February 15, 1999. As of September 30, 1998 and 1997,
$58,000 and $42,000, respectively, of interest has been accrued on the note payable.

     The second stockholder note is in the amount of $20,000. In connection with the issuance of this note payable, the Company sold the maker 30,000 shares of common stock at par, for a total sales price of $30. The terms of the note require a lump sum repayment of $50,000 upon receipt of funds from the public offering of the Company. As of September 30, 1998, this note has been reduced by a payment of $20,000.

     The third  stockholder  note is in the amount of $50,000.  The terms of the note include the accrual of interest at an annual rate of ten and one-half percent (10.5%) with all principal and interest due on August 31, 1999.

     The remaining stockholder notes, in the aggregate amount of $270,500, are payable to eleven separate individuals. The notes bear interest at annual rates ranging from ten (10%) to sixteen percent (16%) with all principal and interest due upon maturity. All eleven of these notes mature in the fourth quarter of 1998 or the first three quarters of 1999.


NOTE 4 - COMMITMENTS AND CONTINGENCIES

     The Company has entered into an agreement with an individual whereby the Company offered the position of Vice President of Corporate and Investor relations. The terms of the agreement call for the individual to begin his employment upon the completion of the initial public offering minimum capitalization. The term of the agreement is for two years, to begin when employment commences. In connection with the commencement of employment, the employee will be given the option to acquire 900,000 shares of Company stock, at an issuance price of $.001 per share. The option will allow the employee to purchase the stock at any time within the two year period beginning with the commencement of employment. The difference between the exercise price of the option and the market value of the shares shall be reported as deferred compensation and amortized over the two year life of the contract, beginning with the commencement of employment.

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANT



The Stockholders
Summa Metals Corp.
Laguna Niguel, California

     I have audited the accompanying balance sheets of Summa Metals Corp. (a development stage company) (the Company) as of December 31, 1997, 1996, and 1995 and the related statements of operations, changes in stockholders equity and cash flows for the years ended December 31, 1997, 1996 and 1995 and the period from March 8, 1994 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Summa Metals Corp. as of December 31, 1997, 1996, and 1995, and the results of its operations, changes in stockholders equity and its cash flows for the years ended December 31, 1997, 1996, and 1995 and the period from March 8, 1994 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.

     The Company is in the development stage at December 31, 1997. As discussed in Note 5 to the financial statements, successful completion of the Company's development program and, ultimately, the attainment of profitable operations are dependent on future events, including obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure.

                                             Luxenberg & Associates, CPA

June 6, 1998
Rancho Santa Margarita, California

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                                 Balance Sheets

                                  December 31,

                                                                      1995           1996         1997
                                                                  -----------    ----------   ------------

                                     ASSETS
CURRENT ASSETS
  Cash                                                            $       17     $    1,694   $     12,238
                                                                  ----------     ----------   ------------

          TOTAL CURRENT ASSETS                                            17          1,694         12,238

Leasehold deposit - Notes 2 and 4                                     25,000         30,000          5,000

Due from stockholders                                                  2,050          2,050          2,050

Syndication costs                                                          -         19,000         39,353

Investments in leasehold - Notes 2 and 3                               -                  -              -
                                                                  ----------     ----------   ------------

          TOTAL ASSETS                                            $   27,067     $   52,744   $     58,641
                                                                  ==========     ==========   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payables - stockholders - Note 3                           $  122,500     $  175,200   $    220,000
  Accounts payable                                                     2,500          3,595          4,754
  Accrued interest payable - Note 3                                   21,000         33,000         45,000
                                                                  ----------     ----------   ------------

TOTAL LIABILITIES - all current                                      146,000        211,795        269,754
                                                                  ----------     ----------   ------------

COMMITMENTS AND CONTINGENCIES - Note 4

STOCKHOLDERS' EQUITY
  Common stock - 25,000,000 shares
    authorized, par value $.001,
    4,555,000 issued and outstanding - Note 2                          4,555         4,555           4,555
  Accumulated deficit                                               (123,488)     (163,606)       (215,668)
                                                                  ----------     ---------    ------------

TOTAL STOCKHOLDERS' EQUITY                                          (118,933)     (159,051)       (211,113)
                                                                  ----------     ---------    ------------

          TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                                 $   27,067     $  52,744    $     58,641
                                                                  ==========     =========    ============



   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                            Statements of Operations

                                                    Period from Mar. 8,   For The Year     For The Year      For the Year
                                                     1994 (inception)        Ended             Ended             Ended
                                                     to Dec. 31, 1997    Dec. 31, 1995     Dec. 31, 1996     Dec. 31, 1997
                                                    ------------------   -------------    --------------     -------------
Interest income                                      $          887      $        99      $            -     $          -
                                                     --------------      -----------      --------------     ------------

Expenses
     On-site operating expenses                              67,521           12,000              12,720           28,890
     General and administrative                             103,034           18,802              14,398           11,172
     Interest                                                45,000           12,000              12,000           12,000
                                                     --------------      -----------      --------------     ------------
     Total expenses                                         216,555           42,802              40,118           52,062
                                                     --------------      -----------      --------------     ------------

Net loss                                             $     (215,668)     $   (42,703)     $      (40,118)    $    (52,062)
                                                     ==============      ===========      ==============     ============

Basic earnings per share                             $       (0.064)     $    (0.009)     $      (0.009)     $     (0.011)
                                                     ==============      ===========      =============      ============

Diluted earnings per share                           $       (0.064)     $    (0.009)     $      (0.009)     $     (0.011)
                                                     ==============      ===========      =============      ============












   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                  Statements of Changes in Stockholders' Equity

       For The Period March 8, 1994 (inception) through December 31, 1997


                                              Common Stock
                                             Par Value $.001
                                      --------------------------     Accumulated
                                        Shares            Amount       Deficit
                                      ---------         --------     -----------
Original issuance of common stock
  (March 1994)                        2,050,000         $  2,050     $        -

Issuance of common stock
  (April 1994 - issuance of note
       payable) - Note 3                225,000              225              -

Issuance of common stock
  (June 1994)                            50,000               50              -

Net loss                                      -                -        (80,785)
                                      ---------         --------     -----------

Balance - December 31, 1994           2,325,000            2,325        (80,785)

Issuance of common stock
   (March 1995 - cash)                2,200,000            2,200              -

Issuance of common stock
   (March 1995 - note payable)
     Note 3                              30,000               30              -

Net loss                                      -                -        (42,703)
                                      ---------      -----------    -----------

Balance - December 31, 1995           4,555,000            4,555       (123,488)

Net loss                                                       -        (40,118)
                                      ---------     ------------     ----------

Balance - December 31, 1996           4,555,000            4,555       (163,606)

Net loss                                                                (52,062)
                                      ---------     ------------     ----------

Balance - December 31, 1997           4,555,000     $      4,555     $ (215,668)
                                      =========     ============     ==========


   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                            Statements of Cash Flows

                                                       Period from Mar. 8,     For The Year       For The Year       For The Year
                                                        1994 (inception)          Ended              Ended               Ended
                                                        to Dec. 31, 1997      Dec. 31, 1995      Dec. 31, 1996       Dec. 31, 1997
                                                       -------------------    -------------     --------------       -------------
Cash Flows From Operating Activities:
     Net loss                                              $  (215,668)       $   (42,703)      $     (40,118)       $    (52,062)
     Adjustments to reconcile net income to net
           cash provided by operating activities:
        Increase in accounts payable                             4,754              2,500               1,095               1,159
        Increase in interest payable                            45,000             12,000              12,000              12,000
                                                           ----------         -----------       ------------         ------------

     Cash consumed by operating activities                    (165,914)           (28,203)            (27,023)            (38,903)
                                                           -----------        -----------       -------------        ------------

Cash Flows From Investing Activities:

     Leasehold deposit                                         (5,000)            (25,000)             (5,000)             25,000
                                                           ----------         -----------       -------------        ------------

     Cash consumed by investing activities                     (5,000)            (25,000)             (5,000)             25,000
                                                           ----------         -----------       -------------        ------------

Cash Flows From Financing Activities:

     Proceeds from issuance of common stock                     2,505               2,230                   -                   -
     Syndication costs                                        (39,353)                  -             (19,000)            (20,353)
     Proceeds from notes payable - stockholders               220,000              22,500              52,700              44,800
                                                           ----------         -----------       -------------        ------------

     Cash provided from financing activities                  183,152              24,730              33,700              24,447
                                                           ----------         -----------       -------------        ------------

Increase in cash and cash equivalents                          12,238             (28,473)              1,677              10,544

Cash balance - beginning                                            -              28,490                  17               1,694
                                                           ----------          ----------       -------------        ------------

Cash balance - ending                                      $   12,238         $        17        $       1,694       $     12,238
                                                           ==========         ===========        =============       ============

Cash paid for interest and income taxes are as follows:

     Interest                                              $        -         $         -       $           -        $          -
                                                           ==========         ===========       =============        ============

     Income taxes                                          $        -         $         -       $           -        $          -
                                                           ==========         ===========       =============        ============



   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Development Stage Company)

                          Notes to Financial Statements

              For The Years Ended December 31, 1995, 1996 and 1997


THE COMPANY

     Summa Metals Corp. (the Company) was incorporated on March 8, 1994, in the state of Nevada, for the purpose of drilling and exploration of precious metals on land that it currently has rights to and future properties it intends to obtain. The Company has been in the development and exploration stage since its formation.


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     The following is a summary of the accounting  policies and practices of the
     Company:

     Accounting method - The Company utilizes the accrual method of accounting for financial statement reporting and income tax filing purposes.

     Development stage - The company is a development stage enterprise as is defined by Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

     Accounting for investments - Investments are accounted for using the cost method of accounting.


NOTE 2 - INVESTMENT IN LEASEHOLD

     The investment in leasehold consists of subleased rights to mine four separate parcels of real property. One of the leasehold investments consists of the subleased rights to certain mill tailings, primarily of gold and silver, located in Durango, Mexico. The second and third investments are the subleased rights to explore and mine properties located in Northern California. The fourth investment is the subleased rights to mine a currently non-operating, unpatented load and placer mining claim located in Pershing County, Nevada.

     During April 1994, the Company acquired the first three investments from two of its stockholders. The Company issued 2,050,000 shares of its common stock in exchange for the investment. The investment has been recorded at the cost basis of the stockholders in accordance with generally accepted accounting principles. Since the costs incurred by the stockholders would have been operating expenses if the Company had incurred them, the cost basis for these rights is zero and has been recorded at zero on the Company's balance sheet.

     The fourth investment was purchased in March 1995 for total consideration of $125,000 (cash of $25,000 plus a note payable of $100,000, see note 3" ) plus an agreement on behalf of the Company to issue 150,000 shares of restricted stock upon the payment of the note payable. If the note payment is not paid when due, the seller has the option to terminate the agreement and keep the $25,000 down payment. The terms of the agreement require that in the event of termination, the Company will not issue the 150,000 shares of stock. As of September 1997, the Company notified the seller that it was not going to complete the transaction and forfeited the $25,000 deposit.

NOTE 3 - NOTES PAYABLE - STOCKHOLDERS

     The notes payable - stockholders consists eight notes to different stockholders. The first note, in the amount of $100,000, bears interest at an annual rate of twelve percent (12%). The entire amount of principal and interest is due at maturity of the note, February 15, 1999. As of December 31, 1997, $45,000 of interest has been accrued on the note payable.

     The second stockholder note is in the amount of $20,000. In connection with the issuance of this note payable, the Company sold the maker 30,000 shares of common stock at par, for a total sales price of $30. The terms of the note require a lump sum repayment of $50,000 upon receipt of funds from the public offering of the Company. As of December 31, 1997, no interest has been accrued on this note.

     The third  stockholder  note is in the amount of $50,000.  The terms of the note include the accrual of interest at an annual rate of ten and one-half percent (10.5%) with all principal and interest due on August 31, 1999.

     The remaining stockholder notes, in the aggregate amount of $50,000, are payable to five separate stockholders. The notes bear interest at annual rates ranging from fourteen (14%) to sixteen percent (16%) with all principal and interest due upon maturity. All five of these notes mature in the second half of 1998.


NOTE 4 - COMMITMENTS AND CONTINGENCIES

     The Company has entered into an agreement to acquire a leasehold interest in a mining claim located in Pershing County, Nevada (See note 2). The terms of the agreement require that the Company make a payment of $100,000 to complete the acquisition. As of September 30, 1995, the Company has made a non-refundable deposit of $25,000 for the option to acquire the mine. In September 1997, the Company notified the seller that it was not going to complete the transaction.

     The Company has entered into an agreement with an individual whereby the Company offered the position of Vice President of Corporate and Investor relations. The terms of the agreement call for the individual to begin his employment upon the completion of the initial public offering minimum capitalization. The term of the agreement is for two years, to begin when employment commences. In connection with the commencement of employment, the employee will be given the option to acquire 900,000 shares of Company stock, at an issuance price of $.001 per share. The option will allow the employee to purchase the stock at any time within the two year period beginning with the commencement of employment. The difference between the exercise price of the option and the market value of the shares shall be reported as deferred compensation and amortized over the two year life of the contract, beginning with the commencement of employment, as calculated in accordance with SFAS No. 123, Accounting for Stock- Based Compensation. No compensation calculation has been included in these financial statements since the options have not yet been issued.

NOTE 5 - DEVELOPMENT STAGE

     The Company is still in the development state of its evolution. As of December 31, 1997, the Company does not have any revenue or other source of income. Management recognizes the need to obtain additional sources of cash to continue its development and operations. In this regard, Management has obtained working capital loans from existing and new shareholders where appropriate. Currently, Management is in the process of preparing an initial public offering to obtain the necessary capital to continue its development.